Exhibit 4.1

IHEARTMEDIA, INC.

and

COMPUTERSHARE TRUST COMPANY, N.A.,

as Rights Agent

RIGHTS AGREEMENT

Dated as of May 6, 2020

i

EXHIBITS

Exhibit A –	Form of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock

Exhibit B	Form of Certificate of Designation, Preferences and Rights of Series B Junior Participating Preferred Stock

Exhibit C –	Form of Class [A]/[B] Rights Certificates

Exhibit D –	Form of Warrant Rights Certificates

Exhibit E –	Form of Summary of Rights to Purchase Preferred Stock and Warrants

ii

RIGHTS AGREEMENT

RIGHTS AGREEMENT, dated as of May 6, 2020 (this “Agreement”), between iHeartMedia, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company, as rights agent (the “Rights Agent”).

WHEREAS, on May 5, 2020 (the “Rights Dividend Declaration Date”), the board of directors of the Company (the “Board”) (i) adopted resolutions creating two (2) series of preferred stock designated as “Series A Junior Participating Preferred Stock” and “Series B Junior Participating Preferred Stock;” (ii) authorized and declared a dividend distribution of (A) one Class A right (a “Class A Right”) for each share of Class A Common Stock, par value $0.001 per share, of the Company (the “Class A Common Stock”), (B) one Class B right (a “Class B Right”) for each share of Class B Common Stock, par value $0.001 per share, of the Company (the “Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”) and (C) one Warrant right (a “Warrant Right,” and together with the Class A Rights and Class B Rights, the “Rights”) for each of the Company’s warrants issued pursuant to the Joint Plan of Reorganization of the Company and certain of its affiliates, as confirmed on January 22, 2019, by order of the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Warrants”), which Warrants entitle the holders thereof to purchase shares of the Class A Common Stock or Class B Common Stock upon the terms and subject to the conditions set forth in the Warrant Agreement (as hereinafter defined), in each case, outstanding at the Close of Business (as hereinafter defined) on May 18, 2020 (the “Record Date”); and (iii) authorized the issuance of (A) one Class A Right (as such number may hereinafter be adjusted pursuant to the provisions of Section 11(o) hereof) for each share of Class A Common Stock of the Company issued, (B) one Class B Right (as such number may hereinafter be adjusted pursuant to the provisions of Section 11(o) hereof) for each share of Class B Common Stock of the Company issued and (C) one Warrant Right for each Warrant of the Company issued (in each case, whether as an original issuance or from the Company’s treasury) between the Record Date and the earlier of the Distribution Date and the Expiration Date (as such terms are hereinafter defined) and in certain other circumstances provided herein; and

WHEREAS, each Class A Right shall initially represent the right to purchase one one-hundredth (1/100) of a share (a “Unit”) of Series A Preferred Stock (as hereinafter defined), having the rights, powers and preferences set forth in the Form of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock attached hereto as Exhibit A, upon the terms and subject to the conditions hereinafter set forth, each Class B Right shall initially represent the right to purchase one Unit of Series B Preferred Stock (as hereinafter defined), having the rights, powers and preferences set forth in the Form of Certificate of Designation, Preferences and Rights of Series B Junior Participating Preferred Stock attached hereto as Exhibit B, upon the terms and subject to the conditions hereinafter set forth and each Warrant Right shall initially represent the right to purchase one Warrant, having the rights, powers and preferences set forth in the Warrant Agreement (as hereinafter defined) upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

(a) “13G Institutional Investors” shall have the meaning set forth in Section 1(b) hereof.

(b) “Acquiring Person” shall mean any Person (as hereinafter defined) who or which, together with all Affiliates and Associates (as hereinafter defined) of such Person, shall be the Beneficial Owner (as hereinafter defined) of ten percent (10%) or more of the shares of Class A Common Stock then outstanding but shall not include any Exempt Person (as hereinafter defined); provided, however, that no Person who or which, together with all Affiliates and Associates of such Person, is the Beneficial Owner of less than twenty percent (20%) of the shares of Class A Common Stock then outstanding, and who or which is required to file, and files, a statement on Schedule 13G pursuant to Rule 13d-1(b)(1) of the General Rules and Regulations under the Exchange Act (as hereinafter defined) in effect at the time of the first public announcement of the adoption of this Agreement with respect to the shares of Class A Common Stock beneficially owned by such Person (a “13G Institutional Investor”), shall be deemed to be an Acquiring Person; provided, further, however, that a Person who or which was a 13G Institutional Investor shall no longer be a 13G Institutional Investor from and after the time it became subject to an obligation to file (regardless of the due date of such filing) a statement on Schedule 13D pursuant to Rule 13d-1(a), 13d-1(e), 13d-1(f) or 13d-1(g) of the General Rules and Regulations under the Exchange Act as in effect at the time of the first public announcement of the adoption of this Agreement with respect to the shares of Class A Common Stock beneficially owned by such Person, and shall be deemed an Acquiring Person if it, together with all Affiliates and Associates of such Person, is the Beneficial Owner of ten percent (10%) or more of the Class A Common Stock then outstanding at any point from and after the time it first became subject to an obligation to file (regardless of the due date of such filing) such a statement on Schedule 13D; provided that if at such time such Person’s (together with all Affiliates and Associates of such Person) Beneficial Ownership of the shares of Class A Common Stock then outstanding is not less than ten percent (10%), then such Person shall have thirty (30) days from such time to reduce such Person’s (together with all Affiliates and Associates of such Person) Beneficial Ownership of shares of Class A Common Stock to below ten percent (10%) of the shares of Class A Common Stock then outstanding, before being deemed an Acquiring Person but shall be deemed an Acquiring Person if after reducing its (together with all Affiliates and Associates of such Person) Beneficial Ownership of the shares of Class A Common Stock then outstanding, to below ten percent (10%) it (together with all Affiliates and Associates of such Person) subsequently becomes the Beneficial Owner of ten percent (10%) or more of the shares of Class A Common Stock then outstanding or, if, prior to reducing its (together with all Affiliates and Associates of such Person) Beneficial Ownership of the shares of Class A Common Stock then outstanding to below ten percent (10%), it (together with all Affiliates and Associates of such Person) increases its Beneficial Ownership of the shares of Class A Common Stock then outstanding (other than as a result of an acquisition of shares of Common Stock by the Company) above the lowest Beneficial Ownership of shares of Class A Common Stock of such Person (together with all Affiliates and Associates of such Person) at any time during such thirty (30) day period. Notwithstanding the foregoing, the following shall not be deemed Acquiring Persons:

(i) any Person who is the Beneficial Owner, as of the time of the first public announcement of the adoption of this Agreement (including any shares Beneficial Ownership of which is acquired on the date of announcement pursuant to orders placed prior to becoming aware of such announcement), of ten percent (10%), in the case of a Person who is not a 13G Institutional Investor, or twenty percent (20%), in the case of a 13G Institutional Investor, or more of the shares of Class A Common Stock then outstanding unless and until such time as such Person shall, after the first public announcement of the adoption of this Agreement, become the Beneficial Owner of additional shares of Class A Common Stock (other than for shares referenced in the parenthetical above) representing one percent (1%) or more of the shares of Class A Common Stock then outstanding (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or pursuant to a split or subdivision of the outstanding Common Stock), unless, upon becoming the Beneficial Owner of such additional shares of Class A Common Stock, such Person is not then the Beneficial Owner of one percent (1%) or more of the shares of Class A Common Stock then outstanding;

(ii) any Person who becomes the Beneficial Owner of ten percent (10%), in the case of a Person who is not a 13G Institutional Investor, or twenty percent (20%), in the case of a 13G Institutional Investor, or more of the shares of Class A Common Stock then outstanding as a result of a reduction in the number of shares of Common Stock outstanding or securities convertible or exchangeable into Common Stock outstanding due to the repurchase of shares of Common Stock or securities convertible or exchangeable into Common Stock by the Company (or any Exempt Person) unless and until such Person, after becoming aware that such Person has become the Beneficial Owner of ten percent (10%), in the case of a Person who is not a 13G Institutional Investor, or twenty percent (20%), in the case of a 13G Institutional Investor, or more of the then-outstanding shares of Class A Common Stock, acquires Beneficial Ownership of additional shares of Class A Common Stock representing one percent (1%) or more of the shares of Class A Common Stock then outstanding;

(iii) any Person who has reported or is required to report such ownership (but less than twenty percent (20%)) on Schedule 13G under the Exchange Act (or any comparable or successor report) or on Schedule 13D under the Exchange Act (or any comparable or successor report) which Schedule 13D does not state any intention to or reserve the right to control or influence the management or policies of the Company or engage in any of the actions specified in Item 4 of such Schedule 13D (other than the disposition of the Common Stock) and, within ten (10) Business Days (as hereinafter defined) of being requested by the Company to advise it regarding the same, certifies to the Company that such Person has exceeded Beneficial Ownership of ten percent (10%), in the case of a Person who is not a 13G Institutional Investor, or twenty percent (20%), in the case of a 13G Institutional Investor, or more of the shares of Class A Common Stock then outstanding inadvertently or without knowledge of the terms of the Rights and who or which, together with all Affiliates and Associates, thereafter does not acquire Beneficial Ownership of additional shares of Class A Common Stock; provided, however, that if the Person requested to so certify fails to do so within ten (10) Business Days or breaches or violates such certification, then such Person shall become an Acquiring Person immediately after such ten (10) Business Day period or such breach or violation; or

(iv) any Person who would otherwise become an “Acquiring Person” as the result of the acquisition of Beneficial Ownership of shares of Class A Common Stock from an individual who, on the later of the date hereof or the first public announcement of this Agreement, is the Beneficial Owner of ten percent (10%), in the case of a Person who is not a 13G Institutional Investor, or twenty percent (20%), in the case of a 13G Institutional Investor, or more of the shares of Class A Common Stock then outstanding if such shares of Common Stock are received by such Person upon such individual’s death pursuant to such individual’s will or pursuant to a charitable trust created by such individual for estate planning purposes.

For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of the then-outstanding shares of Class A Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof and for the avoidance of doubt, shares of Class A Common Stock into which any Class B Common Stock or other securities may be converted, including the Warrants and any other warrants, options, rights or other conversion privileges beneficially owned by a potential Acquiring Person, shall be deemed to be then-outstanding for the purpose of computing the percentage of outstanding Class A Common Stock beneficially owned by such potential Acquiring Person, but shall not be deemed to be then-outstanding for the purpose of computing the shares of Class A Common Stock beneficially owned by any other Person; provided, for the avoidance of doubt, that in determining Beneficial Ownership for purpose of such calculation, the definition in this Agreement shall be used and not the definition in Rule 13d-3 of the General Rules and Regulations under the Exchange Act, and, for the avoidance of doubt, the definition of Beneficial Ownership in this Agreement shall include ownership of any shares of Class B Common Stock or any outstanding Warrants.

(c) “Act” shall mean the Securities Act of 1933, as amended.

(d) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

(e) “Agreement” shall have the meaning set forth in the preamble to this Agreement.

(f) A Person shall be deemed the “Beneficial Owner” of, have “Beneficial Ownership” of and to “beneficially own” any securities:

(i) which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, owns or has the right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the satisfaction of one or more conditions (whether or not within the control of such Person) or upon compliance with regulatory requirements or otherwise) pursuant to any agreement, arrangement or understanding (whether or not in writing) (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities until the expiration of forty (40) days after the date of such acquisition, and then only if such securities continue to be owned by such Person at such expiration of forty (40) days), or upon the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise and, for purposes of determining a Person’s Beneficial Ownership of Class A Common Stock, shall include all shares of Class B Common Stock and all Warrants beneficially owned by such Person irrespective of whether such shares of Class B Common Stock or Warrants are then convertible into shares of Class A Common Stock; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own or have Beneficial Ownership of, (A) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (B) securities that such Person has a right to acquire upon the exercise of Rights at any time prior to the occurrence of a Triggering Event (as hereinafter defined), (C) securities issuable upon the exercise of Rights from and after the occurrence of a Triggering Event, which Rights were acquired by such Person or any of such Person’s Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 hereof (the “Original Rights”) or pursuant to Section 11(i) or Section 11(o) hereof in connection with an adjustment made with respect to any Original Rights, or (D) securities that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, may acquire, does or do acquire or may be deemed to have the right to acquire, pursuant to any merger or other acquisition agreement between the Company and such Person (or one or more of such Person’s Affiliates or Associates) if such agreement has been approved by the Board prior to such Person becoming an Acquiring Person;

(ii) which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or is the Beneficial Owner of, beneficially owns or has Beneficial Ownership of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the Beneficial Owner of, to beneficially own or have Beneficial Ownership of, any security under this clause (ii) as a result of an agreement, arrangement or understanding (whether or not in writing) to vote such security if such agreement, arrangement or understanding (A) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report);

(iii) which are beneficially owned, pursuant to clauses (i), (ii) or (iv) of this Section 1(f), directly or indirectly, by any other Person (or any Affiliate or Associate thereof) and with respect to which securities such first Person (or any of such first Person’s Affiliates or Associates), has any agreement, arrangement or understanding (whether or not in writing) (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to clause (ii) of this paragraph (e)) or disposing of any voting securities of the Company; or

(iv) which are the subject of a derivative transaction entered into by such Person (or any of such Person’s Affiliates or Associates), including, for these purposes, any derivative instrument (whether or not presently exercisable) acquired by such Person (or any of such Person’s Affiliates or Associates), that gives such Person (or any of such Person’s Affiliates or Associates) the economic equivalent of direct or indirect ownership of, or opportunity to obtain ownership of, an amount of such securities where the value of the derivative is determined in whole or in part with reference to, or derived in whole or in part from, the price or value of such securities, or which provides such Person (or any of such Person’s Affiliates or Associates) an opportunity, directly or indirectly, to profit, or to share in any profit, derived from any change in the value of such securities, in any case without regard to whether (a) such derivative conveys any voting rights in such securities to such Person (or any Affiliate or Associate thereof), (b) the derivative is required to be, or capable of being, settled through delivery of such securities, or (c) such Person (or any of such Person’s Affiliates or Associates) may have entered into other transactions that hedge the economic effect of such derivative. In determining the number of shares of Common Stock of the Company the subject Person shall be deemed the Beneficial Owner of, to beneficially own or to have Beneficial Ownership of by virtue of the operation of this Section 1(f)(iv), the subject Person shall be deemed to beneficially own (without duplication) the notional or other number of shares of Common Stock of the Company specified in the documentation evidencing the derivative position as being subject to be acquired upon the exercise or settlement of the applicable right or as the basis upon which the value or settlement amount of such right, or the opportunity of the holder of such right to profit or share in any profit, is to be calculated in whole or in part, and in any case (or if no such number of shares of Common Stock of the Company is specified in such documentation or otherwise), as determined by the Board in good faith to be the number of shares of Common Stock of the Company to which the derivative position relates;

provided, however, that no Person who is an officer, director or employee of an Exempt Person shall be deemed, solely by reason of such Person’s status or authority as such, to be the “Beneficial Owner” of, to have “Beneficial Ownership” of or to “beneficially own” any securities that are “beneficially owned” (as defined in this Section l(f)), including, without limitation, in a fiduciary capacity, by an Exempt Person or by any other such officer, director or employee of an Exempt Person. For all purposes of this Agreement, the phrase “then-outstanding” when used with reference to the percentage of the then-outstanding securities beneficially owned by a Person shall mean the number of securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to be the Beneficial Owner of, to beneficially own or have Beneficial Ownership of hereunder.

(g) “Board” shall have the meaning set forth in the recitals to this Agreement.

(h) “Book Entry” shall mean an uncertificated book entry for either the Common Stock or the Warrants.

(i) “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

(j) “Class A Common Stock” shall have the meaning set forth in the recitals to this Agreement.

(k) “Class A Common Stock Equivalents” shall have the meaning set forth in Section 11(a)(iii) hereof.

(l) “Class A Right” shall have the meaning set forth in the recitals to this Agreement.

(m) “Class B Common Stock” shall have the meaning set forth in the recitals to this Agreement.

(n) “Class B Common Stock Equivalents” shall have the meaning set forth in Section 11(a)(iii) hereof.

(o) “Class B Right” shall have the meaning set forth in the recitals to this Agreement.

(p) “Close of Business” on any given date shall mean 5:00 p.m., New York City time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 p.m., New York City time, on the next succeeding Business Day.

(q) “Common Stock” shall have the meaning set forth in the recitals to this Agreement, except that “Common Stock” when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) of such Person with the greatest voting power, or the equity securities or other equity interests having power to control or direct the management, of such Person or, if such Person is a Subsidiary (as hereinafter defined) of another Person, the Person or Persons which ultimately control such first-mentioned Person; provided that, if such Person has more than one class or series of capital stock (or equity interest) then “Common Stock” when used with reference to such Person shall mean (i) the capital stock (or equity interest) of such Person with the greatest voting power, or the equity securities or other equity interests having power to control or direct the management of such Person, in the case of exercise of a Class A Right and (ii) the capital stock (or equity interest) of such Person with the second greatest voting power of such Person (or if such Person has only two classes of common stock (or equity interests), one of which is voting and one of which is non-voting, the non-voting class), in the case of exercise of a Class B Right.

(r) “Common Stock Equivalents” shall have the meaning set forth in Section 11(a)(iii) hereof.

(s) “Common Stock Rights Certificates” shall have the meaning set forth in Section 3(a) hereof.

(t) “Company” shall have the meaning set forth in the preamble to this Agreement, except as otherwise provided in Section 13(a).

(u) “Current Market Price” shall have the meaning set forth in Section 11(d)(i) hereof.

(v) “Current Value” shall have the meaning set forth in Section 11(a)(iii) hereof.

(w) “Distribution Date” shall have the meaning set forth in Section 3(a) hereof.

(x) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(y) “Exchange Ratio” shall have the meaning set forth in Section 24(a) hereof.

(z) “Exempt Person” shall mean the Company or any Subsidiary (as hereinafter defined) of the Company, in each case, including, without limitation, in its fiduciary capacity, or any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity or trustee holding (or acting in a fiduciary capacity in respect of) Common Stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or any Subsidiary of the Company.

(aa) “Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(bb) “Federal Communications Laws” shall have the meaning ascribed to such term in Article X of the Company’s Fifth Amended and Restated Certificate of Incorporation.

(cc) “Final Expiration Date” shall mean the date upon which the Rights expire and shall be the Close of Business on May 5, 2021.

(dd) “Flip-In Event” shall have the meaning set forth in Section 11(a)(ii) hereof.

(ee) “Flip-In Trigger Date” shall have the meaning set forth in Section 11(a)(iii) hereof.

(ff) “NYSE” shall mean the New York Stock Exchange.

(gg) “Original Rights” shall have the meaning set forth in Section 1(f)(i) hereof.

(hh) “Person” shall mean any individual, firm, corporation, partnership, limited liability company, trust, joint venture, association, syndicate or other entity, and shall include any successor (by merger or otherwise) to such entity.

(ii) “Preferred Stock” shall mean both the Series A Preferred Stock and the Series B Preferred Stock.

(jj) “Principal Party” shall have the meaning set forth in Section 13(b) hereof.

(kk) “Purchase Price” shall have the meaning set forth in Section 4(a) hereof.

(ll) “Record Date” shall have the meaning set forth in the recitals to this Agreement.

(mm) “Redemption Price” shall have the meaning set forth in Section 23(a) hereof.

(nn) “Rights” shall have the meaning set forth in the recitals to this Agreement.

(oo) “Rights Agent” shall have the meaning set forth in the preamble to this Agreement.

(pp) “Rights Certificates” shall have the meaning set forth in Section 3(a) hereof.

(qq) “Rights Dividend Declaration Date” shall have the meaning set forth in the recitals to this Agreement.

(rr) “Schedule 13G” shall refer to a Schedule 13G filing required pursuant to Rule 13d-1(b)(1) of the General Rules and Regulations under the Exchange Act.

(ss) “Section 13 Event” shall mean any event described in clause (i), (ii) or (iii) of Section 13(a) hereof.

(tt) “Security” shall have the meaning set forth in Section 11(d)(i) hereof.

(uu) “Series A Equivalent Preferred Stock” shall have the meaning set forth in Section 11(b) hereof.

(vv) “Series A Preferred Stock” shall mean the Series A Junior Participating Preferred Stock, par value $0.001 per share, of the Company, and, to the extent that there are not a sufficient number of shares of Series A Junior Participating Preferred Stock authorized to permit the full exercise of the Rights, any other series of preferred stock of the Company designated for such purpose containing terms substantially similar to the terms of the Series A Junior Participating Preferred Stock, having the rights and preferences set forth in the Form of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock attached to this Agreement as Exhibit A.

(ww) “Series A Purchase Price” shall have the meaning set forth in Section 7(b) hereof.

(xx) “Series B Equivalent Preferred Stock” shall have the meaning set forth in Section 11(b) hereof.

(yy) “Series B Preferred Stock” shall mean the Series B Junior Participating Preferred Stock, par value $0.001 per share, of the Company, and, to the extent that there are not a sufficient number of shares of Series B Junior Participating Preferred Stock authorized to permit the full exercise of the Rights, any other series of preferred stock of the Company designated for such purpose containing terms substantially similar to the terms of the Series B Junior Participating Preferred Stock, having the rights and preferences set forth in the Form of Certificate of Designation, Preferences and Rights of Series B Junior Participating Preferred Stock attached to this Agreement as Exhibit B.

(zz) “Series B Purchase Price” shall have the meaning set forth in Section 7(b) hereof.

(aaa) “Spread” shall have the meaning set forth in Section 11(a)(iii) hereof.

(bbb) “Stock Acquisition Date” shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed or amended pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such, or such earlier date as a majority of the Board shall become aware of the existence of an Acquiring Person.

(ccc) “Subsidiary” shall mean, with reference to any Person, any corporation or other entity of which an amount of securities (or other ownership interests having ordinary voting power (sufficient to elect or appoint at least a majority of the board of directors) or other Persons having similar functions) of such corporation or other entity are at the time, directly or indirectly, beneficially owned, or otherwise controlled by such Person.

(ddd) “Substitution Period” shall have the meaning set forth in Section 11(a)(iii) hereof.

(eee) “Summary of Rights” shall have the meaning set forth in Section 3(b) hereof.

(fff) “Trading Day” shall have the meaning set forth in Section 11(d)(i) hereof.

(ggg) “Triggering Event” shall mean any Flip-In Event or any Section 13 Event.

(hhh) “Trust” shall have the meaning set forth in Section 24(a) hereof.

(iii) “Trust Agreement” shall have the meaning set forth in Section 24(a) hereof.

(jjj) “Unit” shall have the meaning set forth in the recitals to this Agreement.

(kkk) “Warrant” shall have the meaning set forth in the recitals to this Agreement.

(lll) “Warrant Agreement” shall mean that certain Warrant Agreement, dated May 1, 2019, by and among the Company, Computershare Inc. and Computershare Trust Company, N.A.

(mmm) “Warrant Equivalents” shall have the meaning set forth in Section 11(b) hereof.

(nnn) “Warrant Purchase Price” shall have the meaning set forth in Section 7(b) hereof.

(ooo) “Warrant Right” shall have the meaning set forth in the recitals to this Agreement.

(ppp) “Warrant Rights Certificates” shall have the meaning set forth in Section 3(a) hereof.

Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as rights agent for the Company in accordance with the express terms and conditions hereof (and no implied terms or conditions), and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable, upon ten (10) days’ prior written notice to the Rights Agent. In the event the Company appoints one or more co-rights agents, the respective duties of the Rights Agent and any co-Rights Agents shall be as the Company shall reasonably determine, provided that such duties and determination are consistent with the terms and provisions of this Agreement and that contemporaneously with such appointment, if any, the Company shall notify the Rights Agent in writing thereof. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-rights agent.

Section 3. Issuance of Rights Certificates.

(a) Until the earlier of (i) the Close of Business on the tenth (10th) Business Day after the Stock Acquisition Date (or, if the tenth (10th) Business Day after the Stock Acquisition Date occurs before the Record Date, the Close of Business on the Record Date), or (ii) the Close of Business on the tenth (10th) Business Day (or such later date as the Board shall determine) after the date that a tender or exchange offer by any Person (other than an Exempt Person or any Person not deemed an Acquiring Person upon consummation of such an offer under clauses (i) through (iv) of Section 1(b) of this Agreement) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would become an Acquiring Person (the earlier of (i) and (ii) being herein referred to as the “Distribution Date”), (w) the Class A Rights will be evidenced (subject to the provisions of paragraph (b) and (c) of this Section 3) by the certificates for the Class A Common Stock registered in the names of the holders thereof (or, for Book Entry shares, the notations in the respective accounts for the Class A Common Stock) and not by separate Rights Certificates, (x) the Class B Rights will be evidenced (subject to the provisions of paragraph (b) and (c) of this Section 3) by the certificates for the Class B Common Stock registered in the names of the holders thereof (or, for Book Entry shares, the notations in the respective accounts for the Class B Common Stock) and not by separate Rights Certificates, (y) the Warrant Rights will be evidenced (subject to the provisions of paragraph (b) and (c) of this Section 3) by the certificates for the Warrants, as described in the Warrant Agreement (or, by notations in the respective Book Entry accounts for the Warrants), and not by separate Rights Certificates and (z) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock or Warrants, as applicable (including a transfer to the Company). As soon as practicable after the Distribution Date, the Company will prepare and execute, and upon written request from the Company, the Rights Agent will countersign (either by manual, facsimile or electronic signature) and the Company will send or cause to be sent (and the Rights Agent will, if requested, send, at the expense of the Company and upon receipt of all relevant information) by first-class, postage prepaid mail, (i) to each record holder of the Common Stock as of the Close of Business on the Distribution Date (other than any Acquiring Person or any Associate or Affiliate of an Acquiring Person), at the address of such holder shown on the records of the Company or the transfer agent for the Common Stock, one or more Common Stock Rights Certificates, in substantially the form of Exhibit C hereto (the “Common Stock Rights Certificates”), evidencing one Class A Right for each share of Class A Common Stock so held and one Class B Right for each share of Class B Common Stock so held, as applicable, in each case, subject to adjustment as provided herein, and (ii) to each record holder of the Warrants as of the Close of Business on the Distribution Date (other than any Acquiring Person or any Associate or Affiliate of an Acquiring Person), at the address of such holder shown on the records of the Company or the warrant agent for the Warrants, one or more Warrant Rights Certificates, in substantially the form of Exhibit D hereto (the “Warrant Rights Certificates,” and together with the Common Stock Rights Certificates, the “Rights Certificates”), evidencing one Warrant Right for each Warrant so held, subject to adjustment as provided herein. To the extent that a Flip-In Event has also occurred, the Company may implement such procedures, as it deems appropriate in its sole discretion (but which do not affect the rights, duties, liabilities or responsibilities of the Rights Agent), to minimize the possibility that Rights are received by Persons whose Rights would be null and void under Section 7(e) hereof, and provide reasonably prompt written notice thereof to the Rights Agent. In the event that an adjustment in the number of Rights per share of Common Stock or Warrant has been made pursuant to Section 11(o) hereof, at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. Except as otherwise provided in this Agreement, as of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates. The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.

(b) The Company will make available, as promptly as practicable following the Record Date, a copy of a Summary of Rights to Purchase Preferred Stock and Warrants, in substantially the form attached hereto as Exhibit E (the “Summary of Rights”), to any holder of Rights who may so request from time to time prior to the Expiration Date. With respect to any certificates representing the Common Stock or Warrants (or Book Entry shares of Common Stock or Warrants) outstanding as of the Record Date, or issued subsequent to the Record Date, unless and until the Distribution Date shall occur, the Rights will be evidenced by such certificates for the Common Stock or Warrants, as applicable (or, for Book Entry shares, the notations in the respective accounts for the Common Stock or Warrants, as applicable), and the registered holders of the Common Stock or Warrants, as applicable, shall also be the registered holders of the associated Rights. Until the earlier of the Distribution Date or the Expiration Date, the transfer of any shares of Common Stock or Warrants in respect of which Rights have been issued, with or without a copy of the Summary of Rights, shall also constitute the transfer of the Rights associated with such shares of Common Stock or Warrants, as applicable. Notwithstanding anything to the contrary set forth in this Agreement, upon the effectiveness of a redemption pursuant to Section 23 hereof or an exchange pursuant to Section 24 hereof, the Company shall not thereafter issue any additional Rights and, for the avoidance of doubt, no Rights shall be attached to or shall be issued with any shares of Common Stock or Warrants (including any shares of Common Stock or Warrants issued pursuant to an exchange) at any time thereafter.

(c) Rights shall be issued in respect of all shares of Common Stock and Warrants (whether originally issued or delivered from the Company’s treasury) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date, or in certain circumstances provided in Section 22 hereof, after the Distribution Date. Certificates representing such shares of Common Stock or Warrants shall also be deemed to be certificates for Rights, and shall bear the following legend if such certificates are issued after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date, or in certain circumstances provided in Section 22 hereof, after the Distribution Date:

This certificate also evidences and entitles the holder hereof to certain rights as set forth in the Rights Agreement between iHeartMedia, Inc. (the “Company”) and Computershare Trust Company, N.A. (or any successor rights agent, the “Rights Agent”), dated as of May 6, 2020 (as originally executed and as it may be amended or restated from time to time, the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor. Under certain circumstances as set forth in the Rights Agreement, Rights owned by, or transferred to, any Person who is or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and certain transferees thereof will become null and void and will no longer be transferrable.

With respect to any Book Entry shares of Common Stock or Warrants, such legend shall be included in a notice to the record holder of such shares in accordance with applicable law. With respect to such certificates for the Common Stock or Warrants containing the foregoing legend, or any notice of the foregoing legend delivered to Book Entry holders, until the Distribution Date, the Rights associated with the Common Stock or Warrants represented by such certificates or Book Entry shares or Warrants shall be evidenced by such certificates or Book Entry shares or Warrants alone, and the surrender for transfer of any such certificate or Book Entry share or Warrant, except as otherwise provided herein, shall also constitute the transfer of the Rights associated with the Common Stock or Warrant represented thereby. In the event that the Company purchases or otherwise acquires any Common Stock or Warrants after the Record Date but prior to the Distribution Date, any Rights associated with such Common Stock or Warrants shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Stock or Warrants which are no longer outstanding.

Notwithstanding this Section 3(c), neither the omission of a legend nor the failure to deliver the notice of such legend required hereby shall affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.

(d) In case the holder of any shares of Class B Common Stock or Warrants shall, following the Record Date, (i) convert any shares of Class B Common Stock into shares of Class A Common Stock or (ii) exercise or exchange Warrants for Common Stock, any Rights attached to such shares of Class B Common Stock or such Warrants, as applicable, shall be deemed cancelled and retired and may not be exercised. For the avoidance of doubt, except as otherwise provided herein, Rights shall automatically attach to any shares of Common Stock issued pursuant to a conversion of Class B Common Stock or an exercise or exchange of Warrants between the Record Date and the earlier of the Distribution Date and the Expiration Date (or after the Distribution Date in certain circumstances provided in Section 22 hereof), in accordance with the terms of this Agreement. Any Rights Certificates representing Rights deemed cancelled and retired pursuant to this Section 3(d) shall also be cancelled and new Rights Certificates shall be issued evidencing the appropriate class of Rights for any new Rights attaching to shares of Common Stock in connection with a conversion of Class B Common Stock or an exercise or exchange of Warrants, as described in this Section 3(d).

Section 4. Form of Rights Certificates.

(a) The Common Stock Rights Certificates and the Warrant Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse side thereof), when and if issued, shall each be substantially in the form set forth in Exhibit C and Exhibit D hereto, respectively, and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement (but which do not affect the rights, duties, liabilities or responsibilities of the Rights Agent), or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or interdealer quotation system on which the Rights may from time to time be listed or quoted, or to conform to usage. Subject to the provisions of, and conditioned upon, this Agreement, the Rights Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders of Class A Rights to purchase such number of Units of Series A Preferred Stock, as shall be set forth therein at the price set forth therein, shall entitle the holders of Class B Rights to purchase such number of Units of Series B Preferred Stock, as shall be set forth therein at the price set forth therein and shall entitle the holders of Warrant Rights to purchase such number of Warrants, as shall be set forth therein at the price set forth therein (in each case, such exercise price per Unit or Warrant, as applicable, the “Purchase Price”), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

(b) Any Rights Certificate issued pursuant to Section 3(a), Section 3(d), Section 11(i) or Section 22 hereof that represents Rights beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or such Associate or Affiliate) or to any Person with whom such Acquiring Person (or such Associate or Affiliate) has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights or (B) a transfer which the Board has determined is part of a plan, arrangement or understanding (whether or not in writing) which has as a primary purpose or effect the avoidance of Section 7(e) hereof, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of the Rights Agreement.

Section 5. Countersignature and Registration.

(a) The Rights Certificates shall be duly executed on behalf of the Company by the Chairman of the Board, its Chief Executive Officer, President or any Executive Vice President, either manually, by facsimile or electronic signature, and shall have affixed thereto the Company’s seal or a facsimile or electronic copy thereof which shall be attested by the Secretary or any Assistant Secretary of the Company, either manually, by facsimile or electronic signature. Upon written request by the Company, the Rights Certificates shall be countersigned by an authorized signatory of the Rights Agent, either manually, by facsimile or electronic signature, and shall not be valid for any purpose unless so countersigned, but it shall not be necessary for the same signatory to countersign all of the Rights Certificates hereunder. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the Person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Agreement any such Person was not such an officer of the Company.

(b) Following the Distribution Date and receipt by the Rights Agent of written notice to that effect and all other relevant information referred to in this Agreement, the Rights Agent will keep, or cause to be kept, at an office or agency designated for such purpose, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

Section 6. Transfer, Split-Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

(a) Subject to the provisions of this Agreement, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate or Rights Certificates (other than Rights Certificates representing Rights that may have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Rights Certificate or Rights Certificates, entitling the registered holder to purchase a like number of Units of Preferred Stock or Warrants, as applicable (or, following a Triggering Event, Common Stock or Warrants, as applicable (or other securities, cash or other assets, as the case may be)), as the Rights Certificate or Rights Certificates surrendered then entitles such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split-up, combine or exchange any Rights Certificate or Rights Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender, together with any required form of assignment and certificate duly executed and properly completed, the Rights Certificate or Rights Certificates to be transferred, split up, combined or exchanged at the office or agency of the Rights Agent designated for such purpose, accompanied by a signature guarantee and such other documentation as the Rights Agent may reasonably request.

(b) The Rights Certificates are transferable only on the registry books of the Rights Agent. Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have properly completed and duly executed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section

4(b), Section 7(e), Section 14 and Section 24 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company or the Rights Agent may require payment from any holder of a Rights Certificate of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates. The Rights Agent shall not have any duty or obligation to take any action under any section of this Agreement that requires the payment of taxes and/or charges unless and until it is satisfied that all such payments have been made.

(c) Subject to the provisions of this Agreement, at any time after the Distribution Date and prior to the Expiration Date, upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof (including a signature guarantee and such other documentation as the Company or the Rights Agent shall reasonably request) and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s or the Rights Agent’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate, if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

(a) Except as otherwise provided herein, the Rights shall become exercisable on the Distribution Date, and thereafter the registered holder of any Rights Certificate may, subject to Section 9(c), Section 11(a)(iii) and Section 23(a) hereof and except as otherwise provided herein, exercise the Rights evidenced thereby in whole or in part upon surrender of the Rights Certificate, with the appropriate form of election to purchase on the reverse side thereof properly completed and duly executed, to the Rights Agent at the office or agency of the Rights Agent designated for such purpose, accompanied by a signature guarantee and such other documentation as the Rights Agent may reasonably request, together with payment of the aggregate Purchase Price with respect to the total number of Units of Preferred Stock or Warrants, as applicable (or other securities, cash or other assets, as the case may be), as to which the Rights are exercised, at any time which is both after the Distribution Date and prior to the time that is the earliest of (i) the Close of Business on the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, (iii) the closing of any merger or other acquisition transaction involving the Company pursuant to an agreement of the type described in Section 1(f)(i)(D) and Section 13(f) hereof at which time the Rights are terminated or (iv) the time at which such Rights are exchanged as provided in Section 24 hereof (the earliest of (i), (ii), (iii) and (iv) being herein referred to as the “Expiration Date”).

(b) The purchase price shall initially be fifty dollars ($50) for each Unit of Series A Preferred Stock (the “Series A Purchase Price”), fifty dollars ($50) for each Unit of Series B Preferred Stock (the “Series B Purchase Price”) and fifty dollars ($50) for each Warrant (the “Warrant Purchase Price”) purchasable upon the exercise of a Class A Right, Class B Right or Warrant Right, respectively. The Purchase Price and the number of Units of Preferred Stock, Warrants or other securities or property to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Section 11 and Section 13 hereof and shall be payable in lawful money of the United States of America in accordance with Section 7(c) hereof.

(c) Except as otherwise provided herein, upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate properly completed and duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price per Unit of Series A Preferred Stock, Series B Preferred Stock or Warrant, as applicable (or other shares, securities, cash or other assets, as the case may be), to be purchased as set forth below and an amount equal to any applicable transfer tax or charge required to be paid by the holder of such Rights Certificate in accordance with Section 9 hereof, in cash or by certified check, cashier’s check or money order payable to the order of the Company, the Rights Agent shall, subject to Section 7(f) and Section 20(k) hereof, thereupon (i) reasonably promptly (A) requisition from any transfer agent of the shares of Preferred Stock or warrant agent of the Warrants, as applicable, or from the Company if there shall be no such transfer agent or warrant agent, (or make available, if the Rights Agent is the transfer agent for such shares or the warrant agent for such Warrants) certificates for the total number of Units of Preferred Stock or Warrants to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) requisition from a depositary agent appointed by the Company depositary receipts representing interests in such number of Units of Preferred Stock or Warrants as are to be purchased (in which case certificates for the Preferred Stock or Warrants represented by such receipts shall be deposited by the transfer agent with the depositary agent), and the Company hereby directs any such depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash, if any, to be paid in lieu of issuance of fractional shares or Warrants in accordance with Section 14 hereof, (iii) reasonably promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated in writing by such holder and (iv) when necessary to comply with this Agreement, after receipt, reasonably promptly deliver such cash to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) shall be made in cash or by certified check, cashier’s check or money order payable to the order of the Company. In the event that the Company is obligated to issue other securities (including Common Stock) of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate. The Company reserves the right to require prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock or Warrants would be issued.

(d) Except as otherwise provided herein, in case the registered holder of any Rights Certificate shall exercise less than all of the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the exercisable Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Rights Certificate or to his or her duly authorized assigns, subject to the provisions of Section 14 hereof.

(e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Flip-In Event, any Rights beneficially owned by or transferred to (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from such Acquiring Person (or such Affiliate or Associate) to holders of equity interests in such Acquiring Person (or such Affiliate or Associate) or to any Person with whom such Acquiring Person (or such Affiliate or Associate) has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights or (B) a transfer which the Board has determined is part of a plan, arrangement or understanding (whether or not in writing) which has as a primary purpose or effect of the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights Certificates or any other Person as a result of its failure to make any determinations with respect to an Acquiring Person or any of its Affiliates or Associates, or their respective transferees hereunder.

(f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported transfer or exercise of Rights pursuant to Section 6 hereof or this Section 7 unless such registered holder shall have (i) properly completed and duly executed the certificate contained in the form of assignment or form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such transfer or exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner), or Affiliates or Associates thereof, as the Company or the Rights Agent shall reasonably request.

Section 8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split-up, combination, redemption or exchange shall, if surrendered to the Company or any of its agents (other than the Rights Agent), be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9. Reservation and Availability of Capital Stock.

(a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and, following the occurrence of a Triggering Event, out of its authorized and unissued shares of Common Stock and/or other securities or out of its authorized and issued shares held in its treasury), the number of shares of Series A Preferred Stock and Series B Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) that, as provided in this Agreement including Section 11(a)(iii) hereof, will be sufficient to permit the exercise in full of all outstanding Rights.

(b) So long as the shares of Series A Preferred Stock (and, following the occurrence of a Triggering Event, Class A Common Stock and/or other securities) issuable and deliverable upon the exercise of the Class A Rights may be listed or admitted to trading on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares of Class A Common Stock reserved for such issuance to be listed or admitted to trading on such exchange upon official notice of issuance upon such exercise.

(c) From and after such time as the Rights become exercisable, the Company shall use its best efforts, if then necessary to permit the issuance of shares of Series A Preferred Stock upon the exercise of Rights, to register and qualify the shares of Series A Preferred Stock under the Act and any applicable state securities or “Blue Sky” laws (to the extent exemptions therefrom are not available), cause such registration statement and qualifications to become effective as soon as possible after such filing and keep such registration and qualifications effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of the date as of which the Rights are no longer exercisable for such securities and the Expiration Date. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days, the exercisability of the Class A Rights in order to prepare and file a registration statement under the Act and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Class A Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. The Company shall notify the Rights Agent in writing whenever it makes a public announcement pursuant to this Section 9 and give the Rights Agent a copy of such announcement. Notwithstanding any provision of this Agreement to the contrary, the Class A Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement under the Act shall have been declared effective, unless an exemption therefrom is available.

(d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares, whether whole or fractional, of Preferred Stock and all Warrants (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and non-assessable.

(e) The Company further covenants and agrees that it will pay, when due and payable any and all federal and state transfer taxes and charges which may be payable, in respect of the issuance or delivery of the Rights Certificates or of any certificates for a number of Units of Preferred Stock or Warrants, as applicable (or Common Stock and/or other securities, as the case may be), upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of a number of Units of Preferred Stock or Warrants, as applicable (or Common Stock and/or other securities, as the case may be), in respect of a name other than that of the registered holder of the Rights Certificates evidencing Rights surrendered for exercise, nor shall the Company be required to issue or deliver any certificates for a number of Units of Preferred Stock or Warrants, as applicable (or Common Stock and/or other securities, as the case may be), in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificates at the time of surrender) or until it has been established to the Company’s and the Rights Agent’s reasonable satisfaction that no such tax is due.

Section 10. Preferred Stock and Warrants Record Date. Each Person in whose name any certificate for Preferred Stock or Warrants, as applicable (or Common Stock and/or other securities, as the case may be), is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Preferred Stock or Warrants, as applicable (or Common Stock and/or other securities, as the case may be), represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered with the forms of election and certification properly completed and duly executed and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock or Warrants, as applicable (or Common Stock and/or other securities, as the case may be), transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares or Warrants, as applicable, on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock or Warrants, as applicable (or Common Stock and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, or to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of securities covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare and pay a dividend on the Preferred Stock payable in shares of Preferred Stock of the same series, (B) declare and pay a dividend on the Common Stock or the Preferred Stock that results in the distribution of additional Warrants, (C) subdivide or split the outstanding shares of Preferred Stock or the outstanding Warrants, (D) combine or consolidate the outstanding shares of Preferred Stock or the outstanding Warrants into a smaller number of shares of Preferred Stock or a smaller number of Warrants, in connection with a reverse stock split or otherwise, or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock or a reclassification of the Warrants (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a)(i) and Section 7(e) hereof, both the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such distribution, subdivision, split, combination, consolidation or reclassification, and the number and kind of shares of Preferred Stock, Warrants or shares of capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Preferred Stock, Warrants or shares of capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock and Warrant transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, split, combination, consolidation or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares (or fractions thereof) of capital stock of the Company issuable upon exercise of one Right. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, then the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

(ii) Subject to Section 23 and Section 24 hereof, in the event that any Person becomes an Acquiring Person (the first occurrence of such event being referred to hereinafter as the “Flip-In Event”), unless the event causing such Person to become an Acquiring Person is a transaction set forth in Section 13(a) hereof, then (A) the Purchase Price shall be adjusted to be the Purchase Price in effect immediately prior to the Flip-In Event multiplied by the number of Units of Preferred Stock or Warrants, as applicable, for which a Right was exercisable immediately prior to such Flip-In Event, whether or not such Right was then exercisable, (B) each holder of a Class A Right, except as otherwise provided in Section 7(e), Section 11(a)(ii) and Section 11(a)(iii) hereof, shall thereafter have the right to receive, upon exercise thereof at a price equal to the Purchase Price (as so adjusted), in accordance with the terms of this Agreement and in lieu of shares of Series A Preferred Stock, such number of shares of Class A Common Stock as shall equal the result obtained by dividing the Purchase Price (as so adjusted) by fifty percent (50%) of the Current Market Price of Class A Common Stock (determined pursuant to Section 11(d) hereof) on the date of such Flip-In Event; provided, however, that the Purchase Price (as so adjusted) and the number of shares of Class A Common Stock so receivable upon exercise of a Class A Right shall, following the Flip-In Event, be subject to further adjustment as appropriate in accordance with Section 11(f) hereof, (C) each holder of a Class B Right, except as otherwise provided in Section 3(d), Section 7(e), Section 11(a)(ii) and Section 11(a)(iii) hereof, shall thereafter have the right to receive, upon exercise thereof at a price equal to the Purchase Price (as so adjusted), in accordance with the terms of this Agreement and in lieu of shares of Series B Preferred Stock, such number of shares of Class B Common Stock as shall equal the result obtained by dividing the Purchase Price (as so adjusted) by fifty percent (50%) of the Current Market Price of Class B Common Stock (determined pursuant to Section 11(d) hereof) on the date of such Flip-In Event; provided, however, that the Purchase Price (as so adjusted) and the number of shares of Class B Common Stock so receivable upon exercise of a

Class B Right shall, following the Flip-In Event, be subject to further adjustment as appropriate in accordance with Section 11(f) hereof and (D) each holder of a Warrant Right, except as otherwise provided in Section 3(d), Section 7(e) and Section 11(a)(ii) hereof, shall thereafter have the right to receive, upon exercise thereof at a price equal to the Purchase Price (as so adjusted), such number of Warrants as shall equal the result obtained by dividing the Purchase Price (as so adjusted) by fifty percent (50%) of the Current Market Price of the Warrants (determined pursuant to Section 11(d) hereof) on the date of such Flip-In Event; provided, however, that the Purchase Price (as so adjusted) and the number of Warrants so receivable upon exercise of a Warrant Right shall, following the Flip-In Event, be subject to further adjustment as appropriate in accordance with Section 11(f) hereof. From and after the occurrence of an event specified in Section 13(a) hereof, any Rights that theretofore have not been exercised pursuant to this Section 11(a)(ii) shall thereafter be exercisable only in accordance with Section 13 hereof and not pursuant to this Section 11(a)(ii).

(iii) The Company may at its option substitute for a share of Class A Common Stock issuable upon the exercise of a Class A Right in accordance with the foregoing Section 11(a)(ii) or for a share of Class B Common Stock issuable upon the exercise of a Class B Right in accordance with the foregoing Section 11(a)(ii), a number of shares of Series A Preferred Stock or Series B Preferred Stock, respectively, or fraction thereof such that the Current Market Price per share of one share of Series A Preferred Stock or Series B Preferred Stock (as determined pursuant to Section 11(d)(ii) hereof) multiplied by such number or fraction is equal to the Current Market Price per share of one share of Class A Common Stock or Class B Common Stock, as applicable (as determined pursuant to Section 11(d)(i) hereof). In the event that the number of shares of Class A Common Stock or Class B Common Stock which are authorized by the Company’s Fifth Amended and Restated Certificate of Incorporation, as it may be amended from time to time, but not outstanding or reserved for issuance for purposes other than upon exercise of the Class A Rights, Class B Rights or Warrant Rights, respectively, including, without limitation, on account of Article VI of the Warrant Agreement, is not sufficient to permit the exercise in full of the Class A Rights, Class B Rights or Warrant Rights after giving effect to the reservation of Common Stock in respect of the Warrants into which such Warrant Rights would be exercisable in accordance with the Warrant Agreement, as applicable, in accordance with the foregoing Section 11(a)(ii), the Board shall, with respect to such deficiency, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, (A) determine the excess (such excess, the “Spread”) of (1) the value of the shares of Class A Common Stock, Class B Common Stock or Warrants issuable upon the exercise of a Class A Right, Class B Right or Warrant Right in accordance with the foregoing Section 11(a)(ii) (the “Current Value”) over (2) the Series A Purchase Price, Series B Purchase Price or Warrant Purchase Price, as applicable (each, as adjusted in accordance with the foregoing Section 11(a)(ii)), and (B) with respect to each Class A Right, Class B Right or Warrant Right (other than Rights which have become null and void pursuant to Section 3(d) and Section 7(e) hereof), make adequate provision to substitute for the shares of Class A Common Stock, Class B Common Stock or Warrants issuable in accordance with the foregoing Section 11(a)(ii) upon exercise of the Rights and payment of the Purchase Price (as adjusted in accordance therewith), (1) cash, (2) a reduction in such Purchase Price, (3) with respect to Class A Common Stock, shares of Series A Preferred Stock (including, without limitation, shares or fractions of shares of additional series of preferred stock which, by virtue of having dividend, voting and liquidation rights substantially comparable to those of the shares of Class A Common Stock are deemed in good faith by the Board to have substantially the same value as the shares of Class A Common Stock) (such shares of preferred stock and shares or fractions of shares of preferred stock are hereinafter referred to as “Class A Common Stock Equivalents”) and, with respect to Class B Common Stock, shares of Series B Preferred Stock, or other equity securities of the Company (including, without limitation, shares or fractions of shares of additional series of preferred stock which, by virtue of having dividend, voting and liquidation rights substantially comparable to those of the shares of Class B Common Stock are deemed in good faith by the Board to have substantially the same value as the shares of Class B Common Stock) (such shares of preferred stock and shares or fractions of shares of preferred stock are hereinafter referred to as “Class B Common Stock Equivalents,” and together with the Class A Common Stock Equivalents, the “Common Stock Equivalents”) and with respect to Warrants, other rights, options or warrants which, by virtue of having rights substantially comparable to those of the Warrants are deemed in good faith by the Board to have substantially the same value as the Warrants (such other rights, options or warrants are hereinafter referred to as “Warrant Equivalents,”); (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing, having a value which, when added to the value of the shares of Common Stock issued upon exercise of such Right, shall have an aggregate value equal to the Current Value (less the amount of any reduction in such Purchase Price), where such aggregate value has been determined by the Board upon the advice of a nationally recognized investment banking firm selected in good faith by the Board; provided, however, that no Preferred Stock or other securities of the Company with general voting rights shall be substituted for Class B Common Stock or Warrants, and no securities or interests conferring a present equity interest in the Company to the holder thereof shall be substituted for Warrants; provided, further, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the Flip-In Event and (y) the date on which the Company’s right of redemption pursuant to Section 23(a) expires (the “Flip-In Trigger Date”), then the Company shall be obligated to deliver, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, upon the surrender for exercise of a Class A Right and without requiring payment of such Purchase Price, shares of Class A Common Stock (to the extent available) and then, if necessary, such number or fractions of shares of Series A Preferred Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread, upon the surrender for exercise of a Class B Right and without requiring payment of such Purchase Price, shares of Class B Common Stock (to the extent available), and then, if necessary, such number or fractions of shares of Series B Preferred Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread, or, upon the surrender for exercise of a Warrant Right and without requiring payment of such Purchase Price, Warrants (to the extent available), and then, if necessary, cash, which Warrants and/or cash have an aggregate value equal to the Spread. The Company shall provide the Rights Agent with prompt, reasonably detailed written notice of any determination under the previous sentence. If, upon the occurrence of the Flip-In Event, the Board shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, then, if the Board so elects, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Flip-In Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such thirty (30) day period, as it may be extended, is herein called the “Substitution Period”). To the extent that the Company determines that some action should be taken pursuant to the second and/or fourth sentence of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 3(d), Section 7(e) and Section 11(a)(ii) hereof and the last sentence of this Section 11(a)(iii), that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such second sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. The Company shall promptly notify the Rights Agent in writing whenever it temporarily suspends the exercisability of the Rights or when any such suspension is no longer in effect, and shall give the Rights Agent a copy of any public announcement under the preceding sentence. For purposes of this Section 11(a)(iii), the per share value of the shares of Class A Common Stock shall be the Current Market Price per share (as determined pursuant to Section 11(d)(i)) on the Flip-In Trigger Date and the per share or fractional value of any Class A Common Stock Equivalent shall be deemed to equal the Current Market Price per share of the Class A Common Stock. For purposes of this Section 11(a)(iii), the per share value of the shares of Class B Common Stock shall be the Current Market Price per share (as determined pursuant to Section 11(d)(i)) on the Flip-In Trigger Date and the per share or fractional value of any Class B Common Stock Equivalent shall be deemed to equal the Current Market Price per share of the Class B Common Stock. For purposes of this Section 11(a)(iii), the value of each Warrant shall be the Current Market Price per Warrant (as determined pursuant to Section 11(d)(i)) on the Flip-In Trigger Date and the value of any Warrant Equivalent shall be deemed to equal the Current Market Price per Warrant. The Board may, but shall not be required to, establish procedures to allocate the right to receive shares of Common Stock or Warrants upon the exercise of the Rights among the holders of Rights pursuant to this Section 11(a)(iii).

(b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of:

(i) shares of Series A Preferred Stock entitling them to subscribe for or purchase (for a period expiring within forty-five (45) calendar days after such record date) shares of Series A Preferred Stock (or shares having the same rights, privileges and preferences as the shares of Series A Preferred Stock (“Series A Equivalent Preferred Stock”)) or securities convertible into Series A Preferred Stock or Series A Equivalent Preferred Stock at a price per share of Series A Preferred Stock or per share of Series A Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into Series A Preferred Stock or Series A Equivalent Preferred Stock) less than the Current Market Price per share of Series A Preferred Stock (as determined pursuant to Section 11(d)(ii) hereof) on such record date, the Series A Purchase Price to be in effect after such record date shall be determined by multiplying the Series A Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Series A Preferred Stock and Series A Equivalent Preferred Stock outstanding on such record date, plus the number of shares of Series A Preferred Stock and Series A Equivalent Preferred Stock which the aggregate offering price of the total number of shares of Series A Preferred Stock and/or Series A Equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Series A Preferred Stock and Series A Equivalent Preferred Stock outstanding on such record date, plus the number of additional shares of Series A Preferred Stock and/or Series A Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible);

(ii) shares of Series B Preferred Stock entitling them to subscribe for or purchase (for a period expiring within forty-five (45) calendar days after such record date) shares of Series B Preferred Stock (or shares having the same rights, privileges and preferences as the shares of Series B Preferred Stock (“Series B Equivalent Preferred Stock”)) or securities convertible into Series B Preferred Stock or Series B Equivalent Preferred Stock at a price per share of Series B Preferred Stock or per share of Series B Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into Series B Preferred Stock or Series B Equivalent Preferred Stock) less than the Current Market Price per share of Series B Preferred Stock (as determined pursuant to Section 11(d)(ii) hereof) on such record date, the Series B Purchase Price to be in effect after such record date shall be determined by multiplying the Series B Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Series B Preferred Stock and Series B Equivalent Preferred Stock outstanding on such record date, plus the number of shares of Series B Preferred Stock and Series B Equivalent Preferred Stock which the aggregate offering price of the total number of shares of Series B Preferred Stock and/or Series B Equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Series B Preferred Stock and Series B Equivalent Preferred Stock outstanding on such record date, plus the number of additional shares of Series B Preferred Stock and/or Series B Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); and

(iii) Warrants entitling them to subscribe for or purchase (for a period expiring within forty-five (45) calendar days after such record date) Warrants or Warrant Equivalents or securities convertible into Warrants or Warrant Equivalents at a price per Warrant or per Warrant Equivalent (or having a conversion price per Warrant, if a security convertible into Warrants or Warrant Equivalents) less than the Current Market

Price per Warrant (as determined pursuant to Section 11(d)(ii) hereof) on such record date, the Warrant Purchase Price to be in effect after such record date shall be determined by multiplying the Warrant Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Warrants and Warrant Equivalents outstanding on such record date, plus the number of Warrants and Warrant Equivalents which the aggregate offering price of the total number of Warrants and/or Warrant Equivalents so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of Warrants and Warrant Equivalents outstanding on such record date, plus the number of additional Warrants and/or Warrant Equivalents to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible);

provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid by delivery of consideration, part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Series A Preferred Stock, Series B Preferred Stock, Series A Equivalent Preferred Stock and Series B Equivalent Preferred Stock and Warrants and Warrant Equivalents owned directly or indirectly by the Company or any subsidiary (other than in a fiduciary capacity) shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c) In case the Company shall fix a record date for a distribution to all holders of either shares of Preferred Stock or Warrants (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Stock or Warrants, but including any dividend payable in stock other than Preferred Stock or Warrants, as applicable) or evidences of indebtedness, or of subscription rights or warrants (excluding the Warrants and those subscription rights and warrants referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price per share of Preferred Stock or per Warrant, as applicable (each as determined pursuant to Section 11(d) hereof), on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and which shall be binding on the Rights Agent and holders of the Rights) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Preferred Stock or a Warrant, as applicable, and the denominator of which shall be such Current Market Price per share of Preferred Stock or per Warrant, as applicable (as determined pursuant to Section 11(d) hereof), on such record date; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the

Company issuable upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

(d) (i) Except as otherwise provided herein, for the purpose of any computation hereunder, the “Current Market Price” per share of any security (a “Security” for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the thirty (30) consecutive Trading Days (as hereinafter defined) immediately prior to such date; provided, however, that in the event that the Current Market Price per share of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares (other than the Rights) or (B) any subdivision, combination, consolidation, reverse stock split or reclassification of such Security, and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination, consolidation, reverse stock split or reclassification, then, and in each such case, the Current Market Price shall be properly adjusted to reflect the Current Market Price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported by the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or Nasdaq or, if the Security is not listed on the NYSE or Nasdaq, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NYSE or Nasdaq or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Class A Common Stock, Class B Common Stock or Warrants selected by the Board. If on any such date no market maker is making a market in the Security, the fair value of such shares on such date as determined in good faith by the Board shall be used. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day. If the Class A Common Stock, Class B Common Stock or Warrants are not publicly held or not so listed, traded or quoted, and if no market maker is making a market in the Class A Common Stock, Class B Common Stock or Warrants, as applicable, Current Market Price shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

(ii) For the purpose of any computation hereunder, the Current Market Price per share of a publicly traded Preferred Stock shall be determined in accordance with the method set forth in Section 11(d)(i) hereof. If the Current Market Price per share of Series A Preferred Stock cannot be determined in accordance with the method set forth in Section 11(d)(i) hereof or if the Series A Preferred Stock is not publicly held or listed or traded in accordance with the method set forth in Section 11(d)(i) hereof, the Current Market Price per share of Series A Preferred Stock shall be conclusively deemed to be an amount equal to the Current Market Price per share of the Class A Common Stock multiplied by the then applicable Adjustment Number (as defined in and determined in accordance with the Form of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock, attached hereto as Exhibit A). If neither the Class A Common Stock nor the Series A Preferred Stock is publicly held or so listed or traded, Current Market Price per share of the Series A Preferred Stock shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. If the Current Market Price per share of Series B Preferred Stock cannot be determined in accordance with the method set forth in Section 11(d)(i) hereof or if the Series B Preferred Stock is not publicly held or listed or traded in accordance with the method set forth in set forth in Section 11(d)(i) hereof, the Current Market Price per share of Series B Preferred Stock shall be conclusively deemed to be an amount equal to the Current Market Price per share of the Class B Common Stock multiplied by the then applicable Adjustment Number (as defined in and determined in the Form of Certificate of Designation, Preferences and Rights of Series B Junior Participating Preferred Stock, attached hereto as Exhibit B). If neither the Class B Common Stock nor the Series B Preferred Stock is publicly held or so listed or traded, Current Market Price per share of the Series B Preferred Stock shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

(e) Notwithstanding anything herein to the contrary, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one ten-thousandth (1/10,000) of a share of Preferred Stock, Unit of Common Stock, Warrant or other security, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which requires such adjustment or (ii) the Expiration Date.

(f) If, as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any security of the Company other than Preferred Stock or Warrants, thereafter the number of such other securities so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock and Warrants contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j), (k), (l) and (m) hereof, as applicable, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Stock and Warrants shall apply on like terms to any such other securities.

(g) All Class A Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Units of Series A Preferred Stock purchasable from time to time hereunder upon exercise of the Class A Rights, all subject to further adjustment as provided herein, all Class B Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Units of Series B Preferred Stock purchasable from time to time hereunder upon exercise of the Class B Rights, all subject to further adjustment as provided herein, and all Warrant Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Warrants purchasable from time to time hereunder upon exercise of the Warrant Rights, all subject to further adjustment as provided herein.

(h) Unless the Company shall have exercised its election as provided in Section 11(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and 11(c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Units of Preferred Stock or Warrants, as applicable (calculated to the nearest one ten-thousandth (1/10,000)), obtained by (i) multiplying (x) the number of Units or Warrants covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i) The Company may elect on or after the date of any adjustment of the Purchase Price pursuant to Sections 11(b) and 11(c) hereof to adjust the number of Rights, in lieu of any adjustment in the number of Units of Preferred Stock or Warrants purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of Units of Preferred Stock or Warrants, as applicable, for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth (1/10,000)) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement (with prompt written notice thereof to the Rights Agent) of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company may, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

(j) Irrespective of any adjustment or change in the Purchase Price or the number of Units of Preferred Stock or Warrants issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per Unit of Preferred Stock or Warrant, as applicable, which were expressed in the initial Rights Certificates issued hereunder.

(k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then stated value, if any, of the number of Units of Preferred Stock, Warrants or other shares of capital stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable such number of Units of Preferred Stock, Warrants or other such shares at such adjusted Purchase Price.

(l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of Units of Preferred Stock, Warrants and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of Units of Preferred Stock, Warrants and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

(m) Notwithstanding anything in this Section 11 to the contrary, the Company shall be entitled to make such adjustments in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock or Warrants, (ii) issuance wholly for cash of any shares of Preferred Stock or any Warrants at less than the Current Market Price, (iii) issuance wholly for cash of shares of Preferred Stock, securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, Warrants or securities which by their terms are convertible into or exchangeable for Warrants, (iv) dividends on Preferred Stock payable in shares of Preferred Stock, (v) dividends which result in the distribution of additional Warrants or (vi) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred Stock and Warrants shall not be taxable to such holders.

(n) The Company agrees that, after the earlier of the Distribution Date or the Stock Acquisition Date, and so long as any Rights shall then be outstanding (other than Rights that have become null and void pursuant to Section 7(e) hereof), it will not, except as permitted by Section 23, 24 or 27 hereof, take (or permit any Subsidiary to take) any action if, at the time such action is taken, it is reasonably foreseeable that such action will diminish substantially or eliminate the benefits intended to be afforded by the Rights.

(o) Notwithstanding anything in this Agreement to the contrary, in the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date (i) declare and pay any dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine or consolidate the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then, in each such case, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event. The adjustments provided for in this Section 11(o) shall be made successively whenever such a dividend is declared or paid or such a subdivision or combination is effected. If an event occurs that would require an adjustment under Section 11(a) hereof and this Section 11(o), the adjustments provided for in this Section 11(o) shall be in addition and prior to any adjustment required pursuant to Section 11(a) hereof.

Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made or any event affecting the Rights or their exercisability as provided in Section 11 or Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment or describing such event, and a brief, reasonably detailed statement of the facts, computations and methodology accounting for such adjustment, (b) promptly deliver to the Rights Agent, and with each transfer agent for the Preferred Stock and the Common Stock and each warrant agent for the Warrants, a copy of such certificate and (c) if a Distribution Date has occurred, mail a brief summary thereof to each holder of a Rights Certificate in accordance with Section 25 hereof (if so required under Section 25 hereof). The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained and shall have no duty or liability with respect to, and shall not be deemed to have any knowledge of any such adjustments or any such event unless and until it shall have received such certificate.

Section 13. Consolidation, Merger or Sale or Transfer of Assets, Cash Flow or Earning Power.

(a) In the event, directly or indirectly, at any time after the Flip-In Event (i) the Company shall consolidate with, or shall merge into, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(n) hereof), (ii) any Person shall merge with and into the Company (other than a Subsidiary of the Company in a transaction which complies with Section 11(n) hereof) and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person (or of the Company) or cash or any other property, or (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets, cash flow or earning power aggregating fifty percent (50%) or more of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person (other than the Company or one or more wholly-owned Subsidiaries of the Company and a Subsidiary of the Company in one or more transactions, each of which complies with Section 11(n) hereof), then (except as may be contemplated by Section 13(f) hereof) upon the first occurrence of such event, proper provision shall be made so that: (A) each holder of a Right (other than Rights which have become null and void pursuant to Section 7(e) hereof) shall thereafter have the right to receive, upon the exercise thereof at the Purchase Price (as theretofore adjusted in accordance with Section 11(a)(ii) hereof), in accordance with the terms of this Agreement and in lieu of shares of Preferred Stock, shares of Common Stock or Warrants of the Company, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable shares of Common Stock of the Principal Party (as hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall equal the result obtained by dividing the Purchase Price (as theretofore adjusted in accordance with Section 11(a)(ii) hereof) by fifty percent (50%) of the Current Market Price per share of the Common Stock of such Principal Party (determined pursuant to Section 11(d) hereof) on the date of consummation of such Section 13 Event; provided, however, that the Purchase Price (as theretofore adjusted in accordance with Section 11(a)(ii) hereof) and the number of shares of Common Stock of such Principal Party so receivable upon exercise of a Right shall be subject to further adjustment as appropriate in accordance with Section 11(f) hereof to reflect any events occurring in respect of the Common Stock of such Principal Party after the occurrence of such Section 13 Event; (B) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (C) the term “Company” shall thereafter be deemed to refer to such Principal Party; (D) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock in accordance with Section 9 hereof) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (E) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 Event; provided that, upon the subsequent occurrence of any Section 13 Event or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price as provided in this Section 13(a), such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had such holder, at the time of such transaction, owned the Common Stock of the Principal Party receivable upon the exercise of a Right pursuant to this Section 13(a), and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property.

(b) “Principal Party” shall mean:

(i) in the case of any transaction described in clause (i) or clause (ii) of the first sentence of Section 13(a) hereof: (A) the Person that is the issuer of any securities or other equity interests into which shares of Common Stock are converted or exchanged in such merger or consolidation, or, if there is more than one such issuer, the issuer of the shares of Common Stock having the highest aggregate Current Market Price (as determined pursuant to Section 11(d)(i) hereof), or (B) if no securities or other equity interests are so issued, (x) the Person that is the other constituent party to the merger or consolidation, if such Person survives said merger or consolidation, or, if there is more than one such Person, the Person receiving the shares of Common Stock of which have the highest aggregate Current Market Price (as determined pursuant to Section 11(d)(i) hereof) (y) if the Person that is the other party to the merger or consolidation does not survive the merger or consolidation, the Person that does survive the merger or consolidation (including the Company if it survives) or (z) the Person resulting from the consolidation; and

(ii) in the case of any transaction described in clause (iii) of the first sentence of Section 13(a) hereof, the Person that is the party receiving the greatest portion of the assets, cash flow or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets, cash flow or earning power so transferred or if the Person receiving the greatest portion of the assets, cash flow or earning power cannot be determined, whichever of such Persons that has received assets, cash flow or earning power pursuant to such transaction or transactions, the Common Stock of which has the highest aggregate Current Market Price (as determined pursuant to Section 11(d)(i) hereof);

provided, however, that in any such case described in the foregoing clause (b)(i) or (b)(ii), if the Common Stock of such Person is not at such time or has not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, then (1) if such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, the term “Principal Party” shall refer to such other Person, or (2) if such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stock of all of which is and has been so registered, the term “Principal Party” shall refer to whichever of such Persons is the issuer of Common Stock having the greatest aggregate market value of shares outstanding, or (3) if such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (1) and (2) above shall apply to each of the owners having an interest in the venture as if the Person owned by the joint venture was a Subsidiary of both or all of such joint ventures, and the Principal Party in each such case shall bear the obligations set forth in this Section 13 in the same ratio as its interest in such Person bears to the total of such interests.

(c) The Company shall not consummate any Section 13 Event unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and the Principal Party involved therein shall have executed and delivered to the Rights Agent an agreement confirming that the requirements of Sections 13(a) and (b) hereof shall promptly be performed in accordance with their terms and that such consolidation, merger, sale or transfer of assets shall not result in a default by the Principal Party under this Agreement as the same shall have been assumed by the Principal Party pursuant to Sections 13(a) and (b) hereof and provided that, as soon as practicable after executing such agreement pursuant to this Section 13, the Principal Party will:

(i) prepare and file a registration statement under the Act, if necessary, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date and similarly comply with state securities or “Blue Sky” laws;

(ii) use its best efforts, if the Common Stock of the Principal Party shall be listed or admitted to trading on the NYSE, Nasdaq or on another national securities exchange, to list or admit to trading (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on the NYSE, Nasdaq or such securities exchange, or, if the Common Stock of the Principal Party shall not be listed or admitted to trading on the NYSE, Nasdaq or a national securities exchange, to cause the Rights and the securities receivable upon exercise of the Rights to be authorized for quotation on any other system then in use;

(iii) use its best efforts to obtain any and all necessary regulatory approvals as may be required with respect to the securities that may be acquired upon exercise of the Rights;

(iv) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act; and

(v) obtain waivers of any rights of first refusal or preemptive rights in respect of the Common Stock of the Principal Party subject to purchase upon exercise of outstanding Rights.

(d) In case the Principal Party has a provision in any of its authorized securities or in its certificate of incorporation or bylaws or other instrument governing its affairs, which provision would have the effect of (i) causing such Principal Party to issue (other than to holders of Rights pursuant to this Section 13), in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock or Common Stock Equivalents at less than the then Current Market Price per share thereof (as determined pursuant to Section 11(d) hereof) or securities exercisable for, or convertible into, Common Stock or Common Stock Equivalents of such Principal Party at less than the then-Current Market Price, (ii) providing for any special payment, tax or similar provision in connection with the issuance of the Common Stock of such Principal Party pursuant to the provisions of this Section 13 or (iii) otherwise eliminating or substantially diminishing the benefits intended to be afforded by the Rights in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, then, in such event, the Company hereby agrees with each holder of Rights that it shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been cancelled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

(e) The Company covenants and agrees that it shall not, at any time after the Flip-In Event, enter into any transaction of the type described in clauses (i) through (iii) of Section 13(a) hereof if (i) at the time of or immediately after such consolidation, merger, sale, transfer or other transaction there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, (ii) prior to, simultaneously with or immediately after such consolidation, merger, sale, transfer or other transaction, the stockholders of the Person who constitutes, or would constitute, the Principal Party for purposes of Section 13(b) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates or (iii) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights.

(f) Notwithstanding anything contained herein to the contrary, in the event of any merger or other acquisition transaction involving the Company pursuant to a merger or other acquisition agreement between the Company and any Person (or one or more of such Person’s Affiliates or Associates), which agreement has been approved by the Board prior to any Person becoming an Acquiring Person, this Agreement and the rights of holders of Rights hereunder shall be terminated in accordance with Section 7(a) hereof.

Section 14. Fractional Rights, Fractional Shares and Fractional Warrants.

(a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(o) hereof, or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, the Company shall pay to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or Nasdaq or, if the Rights are not listed or admitted to trading on the NYSE or Nasdaq, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NYSE, Nasdaq or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights, selected by the Board. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board shall be used.

(b) Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of a Unit of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of a Unit of Preferred Stock). Interests in fractions of Preferred Stock in integral multiples of a Unit of Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Stock represented by such depositary receipts. In lieu of fractional shares of Preferred Stock that are not integral multiples of a Unit of Preferred Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided, an amount in cash equal to the same fraction of the current market value of a Unit of Preferred Stock. For purposes of this Section 14(b), the current market value of one Unit of Preferred Stock shall be one one-hundredths (1/100) of the closing price per share of Preferred Stock (as determined using the method described in Section 14(a) hereof for determining the current market value of a Right) on the Trading Day immediately prior to the date of such exercise or exchange.

(c) Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of Warrants upon exercise of the Rights or to distribute certificates which evidence fractional Warrants. In lieu of such fractional Warrants, the Company may pay to the registered holders of Rights Certificates at the time such Warrant Rights are exercised as herein provided, an amount in cash equal to the same fraction of the current market value of one (1) Warrant. For purposes of this Section 14(c), the current market value of one (1) Warrant shall be the closing price per Warrant (as determined using the method described in Section 14(a) hereof for determining the current market value of a Right) on the Trading Day immediately prior to the date of such exercise or exchange.

(d) Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided, an amount in cash equal to the same fraction of the current market value of one (1) share of Common Stock. For purposes of this Section 14(d), the current market value of one (1) share of Common Stock for which a Right is excisable shall be the closing price per share of Common Stock (as determined using the method described in Section 14(a) hereof for determining the current market value of a Right) on the Trading Day immediately prior to the date of such exercise.

(e) The holder of a Right by the acceptance of the Rights expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise or exchange of a Right, except as permitted above.

(f) Whenever a payment for fractional Rights, fractional shares or fractional Warrants is to be made by the Rights Agent under any section of this Agreement, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of, any payment for fractional Rights or fractional shares under any section of this Agreement relating to the payment of fractional Rights, fractional shares or fractional Warrants unless and until the Rights Agent shall have received such a certificate and sufficient monies.

Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, in the holder’s own behalf and for the holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, the holder’s right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate (or, prior to the Distribution Date, such Common Stock) and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

Section 16. Agreement of Rights Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of shares of Common Stock or Warrants, as applicable;

(b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office or agency of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates, properly completed and duly executed, accompanied by a signature guarantee and such other documentation as the Rights Agent may reasonably request;

(c) subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate or Warrant certificate, as applicable (or Book Entry shares in respect of Common Stock or Warrants, as applicable)) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificate or the associated Common Stock certificate or Warrant certificate, as applicable (or notices provided to holders of Book Entry shares of Common Stock or Warrants, as applicable)) made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to Section 7(e) hereof, shall be required to be affected by any notice to the contrary; and

(d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of the inability of the Company or the Rights Agent to perform any of its or their obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

Section 17. Rights Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Stock, Warrants or any other securities of the Company which may at any time be issuable on the exercise or exchange of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in this Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised or exchanged in accordance with the provisions hereof.

Section 18. Concerning the Rights Agent.

(a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable, out-of-pocket expenses and counsel fees and other disbursements incurred in the preparation, delivery, negotiation, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent (including employees, directors, officers and agents of the Rights Agent) for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including the reasonable fees and expenses of legal counsel) that may be paid, incurred or suffered by it, or which it may become subject, without gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction) for any action taken, suffered or omitted to be taken by the Rights Agent (including employees, directors, officers and agents of the Rights Agent), for anything done or omitted by the Rights Agent (including employees, directors, officers and agents of the Rights Agent) in connection with the execution, acceptance, administration, exercise and performance of its duties under this Agreement, including the costs and expenses of defending against any claim in connection herewith. The out-of-pocket costs and expenses incurred by the Rights Agent in enforcing this right of indemnification shall also be paid by the Company. The provisions of this Section 18 and Section 20 hereof shall survive the exercise or expiration of the Rights, the termination of this Agreement and the resignation, replacement or removal of the Rights Agent.

(b) The Rights Agent shall be fully authorized and protected and shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in connection with its acceptance and administration of this Agreement and the exercise and performance of its duties hereunder, in reliance upon any Rights Certificate or certificate representing the Preferred Stock, the Common Stock, the Warrants or any other securities of the Company (including in the case of uncertificated securities, by notation in book entry accounts reflecting ownership), instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, instruction, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to (but did not) receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take action in connection therewith, unless and until it has received such notice in writing.

Section 19. Merger or Consolidation or Change of Name of the Rights Agent.

(a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the stock transfer or other stockholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that if such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. The purchase of all or substantially all of the Rights Agent’s assets employed in the performance of transfer agent activities, or a share exchange, shall be deemed a merger or consolidation for purposes of this Section 19. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and, in all such cases, such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

(b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and, in all such cases, such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

Section 20. Rights and Duties of Rights Agent. The Rights Agent undertakes to perform only the duties and obligations expressly set forth in this Agreement and no implied duties or obligations shall be read into this Agreement against the Rights Agent. The Rights Agent shall perform those duties and obligations upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a) The Rights Agent may consult with legal counsel selected by it (who may be legal counsel for the Company or an employee or legal counsel of the Rights Agent), and the written advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such written advice or opinion.

(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of Current Market Price) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a Person reasonably believed by the Rights Agent to be any one of the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability to the Company for or in respect of, any action taken or suffered or omitted to be taken in good faith by it under the provisions of this Agreement in reliance upon such certificate. The Rights Agent shall have no duty to act without such a certificate as set forth in this Section 20(b).

(c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction). Anything to the contrary notwithstanding, in no event will the Rights Agent be liable for special, punitive, indirect, incidental or consequential loss or damages of any kind whatsoever (including, without limitation, lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damages, and regardless of the form of action. Any liability of the Rights Agent under this Agreement will be limited to the amount of annual fees paid by the Company to the Rights Agent (but not including reimbursable expenses) during the twelve (12) months immediately preceding the event for which recovery from the Rights Agent is being sought.

(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) The Rights Agent shall not have any liability for or be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the legality or validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or failure by the Company to satisfy any condition contained in this Agreement or in any Rights Certificate; nor shall it be liable or responsible for modification by or order of any court, tribunal, or governmental authority in connection with the foregoing, or any change in the exercisability of the Rights (including the Rights being cancelled pursuant to Section 3(d) hereof or becoming null and void pursuant to Section 7(e) hereof) or any adjustment in the terms of the Rights provided for in Sections 3, 11, 13, 23 and 24 hereof, or responsible for the manner, method or amount of any such adjustment, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt of a certificate furnished pursuant to Section 12 hereof, describing such change or adjustment upon which the Rights Agent may rely); nor shall it be responsible for any determination by the Board of the current market value of any securities; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock, Warrants or other securities to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Preferred Stock, Warrants or other securities will, when issued, be validly authorized and issued, fully paid and non-assessable.

(f) The Company agrees that it shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required or reasonably requested by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g) The Rights Agent is hereby authorized and directed to accept written instructions with respect to the performance of its duties hereunder and certificates delivered pursuant to any provision hereof from any Person reasonably believed by the Rights Agent to be from the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, the Secretary or any Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties under this Agreement, and such advice or instructions shall provide full authorization and protection to the Rights Agent, and it shall not be liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with the written advice or instructions of any such officer or for any delay in acting while waiting for those instructions. The Rights Agent shall be fully authorized and protected in relying upon the most recent written advice or instructions received by any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any officer of the Company actually receives such application unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

(h) The Rights Agent and any stockholder, Affiliate, member, director, officer, agent, representative or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent or any such stockholder, Affiliate, member director, officer, agent, representative or employee under this Agreement. Nothing herein shall preclude the Rights Agent or any stockholder, Affiliate, member, director, officer, agent, representative or employee from acting in any other capacity for the Company or for any other Person.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company, to the holders of the Rights or any other Person, resulting from any such act, omission, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct in the selection and continued employment thereof (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction).

(j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or form of election to purchase set forth on the reverse thereof, as the case may be, has either not been completed to certify that the holder is not an Acquiring Person (or an Affiliate or Associate thereof) or a transferee thereof or indicates an affirmative response, or an actual or suspected irregularity exists, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company; provided that the Rights Agent shall not be liable for any delays arising from its duties under this Section 20(k).

(l) The Rights Agent shall have no responsibility to the Company, any holders of Rights or any other Person for interest or earnings on any monies held by the Rights Agent pursuant to this Agreement.

(m) The Rights Agent shall not be required to take notice or be deemed to have notice of any event or condition hereunder, including any event or condition that may require action by the Rights Agent, unless the Rights Agent shall be specifically notified in writing of such event or condition by the Company, and all notices or other instruments required by this Agreement to be delivered to the Rights Agent must, in order to be effective, be received by the Rights Agent as specified in Section 26 hereof, and in the absence of such notice so delivered, the Rights Agent may conclusively assume no such event or condition exists.

(n) The Rights Agent shall not be liable or responsible for any failure of the Company to comply with any of its obligations relating to any registration statement filed with the Securities and Exchange Commission or this Agreement, including without limitation obligations under applicable regulation or law.

(o) The Rights Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any holder of Rights with respect to any action or default by the Company, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company.

Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days’ notice in writing mailed to the Company, and in the event that the Rights Agent or one of its Affiliates is not also the transfer agent for the Company, to each transfer agent of the Common Stock and Preferred Stock and each warrant agent of the Warrants known to the Rights Agent. In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock and each warrant agent of the Warrants, by registered or certified mail, and, if such removal occurs after the Distribution Date, to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his, her or its Rights Certificate for inspection by the Company), then the incumbent Rights Agent or any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a legal business entity organized and doing business under the laws of the United States of America or of any state of the United States of America or the District of Columbia, in good standing, which is authorized under such laws to exercise corporate trust, stock transfer or stockholder services powers and which has, along with its Affiliates, at the time of its appointment as Rights Agent a combined capital and surplus of at least fifty million dollars ($50,000,000), or (b) an Affiliate of a Person described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose, but such predecessor Rights Agent shall not be required to make any additional expenditure or assume any additional liability in connection with the foregoing; and, except as the context herein otherwise requires, such successor Rights Agent shall be deemed to be the “Rights Agent” for all purposes of this Agreement. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and the Preferred Stock and each warrant agent of the Warrants, and, if such appointment occurs after the Distribution Date, mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock or Warrants following the Distribution Date and prior to the redemption, exchange or expiration of the Rights, the Company (a) may, with respect to shares of Common Stock or the Warrants so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, granted or awarded as of the Distribution Date, or upon the exercise, conversion or exchange of securities, notes or debentures hereinafter issued by the Company (except as may otherwise be provided in the instrument(s) governing such securities), and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 23. Redemption and Termination.

(a) The Board may, at its option, at any time prior to the earlier of (i) the Close of Business on the tenth (10th) Business Day following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the Close of Business on the tenth (10th) Business Day following the Record Date), or (ii) the Final Expiration Date, redeem all but not less than all of the then-outstanding Rights at a redemption price of $0.001 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring in respect of the Common Stock or Warrants after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. The Redemption Price shall be payable, at the option of the Company, in cash, shares of Common Stock, Warrants (based on the Current Market Price per share of the Common Stock and per Warrant, as applicable, at the time of redemption) or such other form of consideration as the Board shall determine. Notwithstanding anything to the contrary, the Rights shall not be exercisable after the first occurrence of a Flip-In Event until such time as the Company’s right of redemption hereunder has expired.

(b) Immediately upon the action of the Board ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then-outstanding Rights by mailing such notice to all such holders at each holder’s last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock and the warrant agent for the Warrants. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price will be made.

(c) Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 and Section 24 hereof and other than in connection with the purchase or repurchase by any of them of Common Stock and/or Warrants prior to the Distribution Date.

Section 24. Exchange.

(a) The Board may, at its option, at any time after the Flip-In Event, exchange all or part of the then-outstanding and exercisable Rights (which shall not include Rights that have been cancelled pursuant to Section 3(d) hereof or have become null and void pursuant to the provisions of Section 7(e) hereof) for shares of the Common Stock and Warrants at an exchange ratio of one share of Class A Common Stock per Class A Right, one share of Class B Common Stock per Class B Right and one Warrant per Warrant Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring in respect of the Common Stock or Warrants after the date hereof (such amount per Right being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after (i) any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of fifty percent (50%) or more the shares of Class A Common Stock then outstanding or (ii) the occurrence of an event specified in Section 13(a) hereof. From and after the occurrence of an event specified in Section 13(a) hereof, any Rights that theretofore have not been exchanged pursuant to this Section 24(a) shall thereafter be exercisable only in accordance with Section 13 and may not be exchanged pursuant to this Section 24(a). The exchange of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Prior to effecting an exchange pursuant to this Section 24, the Board may direct the Company to enter into a Trust Agreement in such form and with such terms as the Board shall then approve (the “Trust Agreement”). If the Board so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all of the shares of Class A Common Stock, Class B Common Stock and Warrants issuable pursuant to the exchange, and all Persons entitled to receive shares or

Warrants pursuant to the exchange shall be entitled to receive such shares or Warrants, as applicable (and any dividends or distributions made thereon after the date on which such shares and Warrants are deposited in the Trust), only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement.

(b) Immediately upon the action of the Board ordering the exchange of any Class A Rights, Class B Rights or Warrant Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Class A Rights, Class B Rights or Warrant Rights, as applicable, shall terminate and the only right thereafter of a holder of such Class A Rights, Class B Rights or Warrant Rights shall be to receive that number of shares of Class A Common Stock, Class B Common Stock or Warrants, respectively, equal to the number of such Class A Rights, Class B Rights or Warrant Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give written notice to the Rights Agent and public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Class A Common Stock for Class A Rights, the shares of Class B Common Stock for Class B Rights or the Warrants for Warrant Rights will be effected and, in the event of any partial exchange, the number of Class A Rights, Class B Rights or Warrant Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Class A Rights, Class B Rights or Warrant Rights (other than Rights which have become null and void pursuant to the provisions of Section 3(d) or Section 7(e) hereof) held by each holder of Class A Rights, Class B Rights or Warrant Rights.

(c) The Company may at its option substitute, and, in the event that there shall not be sufficient shares of Class A Common Stock authorized by the Company’s Fifth Amended and Restated Certificate of Incorporation, as it may be amended from time to time, but not outstanding or reserved for issuance, including, without limitation, on account of Article VI of the Warrant Agreement, to permit an exchange of Class A Rights for Class A Common Stock, after giving effect to the reservation of Common Stock in respect of the Warrants into which the Warrant Rights would be exercisable in accordance with the Warrant Agreement, or as contemplated in accordance with this Section 24, the Company shall substitute to the extent of such insufficiency, for each share of Class A Common Stock that would otherwise be issuable upon exchange of a Class A Right, a number of shares of Series A Preferred Stock or fraction thereof (or Series A Equivalent Preferred Stock, as such term is defined in Section 11(b)) such that the Current Market Price per share (determined pursuant to Section 11(d) hereof) of one share of Series A Preferred Stock (or Series A Equivalent Preferred Stock) multiplied by such number or fraction is equal to the Current Market Price per share of one share of Class A Common Stock or (determined pursuant to Section 11(d) hereof) as of the date of such exchange. The Company may at its option substitute, and, in the event that there shall not be sufficient shares of Class B Common Stock authorized by the Company’s Fifth Amended and Restated Certificate of Incorporation, as it may be amended from time to time, but not outstanding or reserved for issuance, including, without limitation, on account of Article VI of the Warrant Agreement, to permit an exchange of Class B Rights for Class B Common Stock, after giving effect to the reservation of Common Stock in respect of the Warrants into which the Warrant Rights would be exercisable in accordance with the Warrant Agreement, or as contemplated in accordance with this Section 24, the Company shall substitute to the extent of such insufficiency, for each share of Class B Common Stock that would otherwise be issuable upon exchange of a Class B Right, a number of shares of Series B Preferred Stock or fraction thereof (or Series B Equivalent Preferred Stock, as such term is defined in Section 11(b)) such that the Current Market Price per share (determined pursuant to Section 11(d) hereof) of one share of Series B Preferred Stock (or Series B Equivalent Preferred Stock) multiplied by such number or fraction is equal to the Current Market Price per share of one share of Class B Common Stock or (determined pursuant to Section 11(d) hereof) as of the date of such exchange. The Company may at its option substitute, and, in the event that there shall not be sufficient shares of Class A Common Stock or Class B Common Stock authorized by the Company’s Fifth Amended and Restated Certificate of Incorporation, as it may be amended from time to time, but not outstanding or reserved for issuance, including, without limitation, on account of Article VI of the Warrant Agreement, to permit an exchange of the Warrant Rights for Warrants, after giving effect to the reservation of Common Stock in respect of the Warrants into which the Warrant Rights would be exercisable in accordance with the Warrant Agreement, or as contemplated in accordance with this Section 24, the Company shall substitute to the extent of such insufficiency, for each Warrant that would otherwise be issuable upon exchange of a Warrant Right, one Warrant Equivalent, with a value equal to the Current Market Price (determined pursuant to Section 11(d) hereof) of one Warrant as of the date of such exchange. The Company shall provide the Rights Agent with written notice of any substitution under this Section 24(c).

(d) Following the action of the Board ordering the exchange of any Rights pursuant to subsection (a) of this Section 24, the Company may implement such procedures in its sole discretion as it deems appropriate for the purpose of ensuring that the Class A Common Stock, Class B Common Stock or Warrants (or such other consideration) issuable upon an exchange pursuant to this Section 24 not be received by holders of Rights that have become null and void pursuant to Section 7(e) hereof. In furtherance thereof, if so directed by the Company, shares of Class A Common Stock, shares of Class B Common Stock or Warrants (or other consideration) potentially issuable to holders of Class A Rights, Class B Rights or Warrant Rights upon an exchange pursuant to this Section 24, who have not verified to the satisfaction of the Company, in its sole discretion, that they are not an Acquiring Person, may be deposited in a trust established by the Company pending receipt of appropriate verification. To the extent that such trust is established, holders of Rights entitled to receive such shares of Common Stock or Warrants (or other consideration) pursuant to an exchange pursuant to this Section 24 who have not previously received such shares of Common Stock or Warrants (or other consideration) shall be entitled to receive such shares of Common Stock or Warrants (or other consideration) (and any dividends paid or distributions made thereon after the date on which such Common Stock or Warrants (or other consideration) are deposited in the trust) only from the trust and solely upon compliance with the relevant terms and provisions of the applicable trust agreement.

(e) The Company shall not be required to issue fractions of shares of Common Stock or fractions of Warrants or to distribute certificates which evidence fractional shares of Common Stock or fractional Warrants. In lieu of such fractional shares of Common Stock or fractional Warrants, there shall be paid to the registered holders of the Rights

Certificates with regard to which such fractional shares of Common Stock or fractional Warrants would otherwise be issuable, an amount in cash equal to the same fraction of the Current Market Price of a whole share of Common Stock or whole Warrant. For the purposes of this Section 24(e), the Current Market Price of a whole share of Common Stock or whole Warrant shall be the closing price per share of Common Stock or per Warrant (as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

Section 25. Notice of Certain Events.

(a) In case the Company shall, at any time after the earlier of the Distribution Date or the Stock Acquisition Date, propose, (i) to pay any dividend payable in stock of any class or Warrants to the holders of its Preferred Stock or Warrants or to make any other distribution to the holders of its Preferred Stock or Warrants (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), (ii) to offer to the holders of its Preferred Stock or Warrants additional Warrants or other rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock, Warrants or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Stock or Warrants (other than a reclassification involving only the subdivision or combination of outstanding shares of Preferred Stock or outstanding Warrants), (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(n) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than fifty percent (50%) of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(n) hereof), (v) to effect the liquidation, dissolution or winding up of the Company or (vi) to pay any dividend on the Common Stock payable in Common Stock or to effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in Common Stock), then, in each such case, the Company shall give to the Rights Agent and, to the extent feasible, each holder of a Rights Certificate, and in accordance with Section 26 hereof, a reasonably detailed notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution or offering of rights or warrants, or the date on which such reclassification, consolidation, combination, subdivision, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Common Stock, the shares of Preferred Stock and/or the Warrants, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten (10) days prior to the record date for determining holders of the Preferred Stock and Warrants for purposes of such action, and in the case of any such other action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Common Stock, the shares of Preferred Stock and/or the Warrants, whichever shall be the earlier.

(b) In the event that any Flip-In Event or Section 13 Event shall occur, the Company shall as soon as practicable thereafter give to the Rights Agent and each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of such event to holders of Rights under Section 11(a)(ii) and Section 13 hereof.

Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if in writing and sent or delivered by recognized national overnight delivery service or by first-class mail, postage prepaid, properly addressed (until another address is filed in writing with the Rights Agent by the Company) as follows:

iHeartMedia, Inc.

20880 Stone Oak Parkway

San Antonio, Texas 78258

Attention: Paul McNicol

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if in writing and sent or delivered by recognized national overnight delivery service or by first-class mail, postage prepaid, properly addressed (until another address is filed in writing by the Rights Agent with the Company) as follows:

Computershare Trust Company, N.A.

150 Royall Street

Canton, Massachusetts 02021

Attention: Client Services

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock or Warrants, as applicable) shall be sufficiently given or made if sent by first-class mail, postage prepaid, or overnight delivery services, addressed to such holder at the address of such holder as shown on the registry books of the Company or the transfer agent or registrar for the Common Stock or the warrant agent for the Warrants, as applicable.

Section 27. Supplements and Amendments. Except as provided in the penultimate sentence of this Section 27, for so long as the Rights are then redeemable, the Company may in its sole and absolute discretion, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of the Rights. At any time when the Rights are no longer redeemable, except as provided in the penultimate sentence of this Section 27, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights, including, to shorten or lengthen any time period hereunder; provided that no such supplement or amendment may (a) adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person), (b) cause this Agreement again to become amendable other than in accordance with this sentence or (c) cause the Rights again to become redeemable.

Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price. Upon the delivery of a certificate from an appropriate officer of the Company and, if requested by the Rights Agent, an opinion of counsel (which may be internal counsel) that states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything in this Agreement to the contrary, the Rights Agent shall not be required to execute any supplement or amendment to this Agreement that it has determined in good faith would adversely affect its own rights, duties, obligations or immunities under this Agreement. No supplement or amendment to this Agreement shall be effective unless duly executed by the Rights Agent.

Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29. Determinations and Actions by the Board, etc. The Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, including to ensure compliance with Federal Communications Laws and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights or to amend or not to amend this Agreement). No action, including, without limitation, distributions of capital stock, Warrants or Warrant Equivalents, shall be required pursuant to this Agreement if the Board has determined in its sole discretion that such action (i) would violate Federal Communications Laws applicable to the Company or to any Person’s ownership in the Company or (ii) would subject the Company to any regulation under the Federal Communications Laws to which the Company would not otherwise be subject. Without limiting the rights of the Rights Agent under this Agreement, all such actions, calculations, interpretations and determinations (including, without limitation, for purposes of clause (y) below, all omissions with respect to the foregoing), which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board, or any of the directors on the Board to any liability to the holders of the Rights. The Rights Agent is entitled always to assume the Board acted in good faith and shall be fully protected and incur no liability in reliance thereon.

Section 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock and the Warrants) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock and the Warrants).

Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the Close of Business on the tenth (10th) Business Day following the date of such determination by the Board. Without limiting the foregoing, if any provision requiring a specific group of directors of the Company to act is held by any court of competent jurisdiction or other authority to be invalid, void or unenforceable, such determination shall then be made by the Board in accordance with applicable law and the Company’s Fifth Amended and Restated Certificate of Incorporation and the Company’s Second Amended and Restated Bylaws, as such may be amended from time to time. Furthermore, if such excluded provision shall affect the rights, immunities, liabilities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign immediately upon written notice to the Company.

Section 32. Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State; provided, however, that all provisions, regarding the rights, duties, obligations and liabilities of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed entirely within such State, without regard to the principles or rules concerning conflicts of laws which might otherwise require application of the substantive laws of another jurisdiction.

Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect and enforceability as an original signature.

Section 34. Interpretation. Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and clause, section, subsection, paragraph and exhibit references are to the clauses, sections, subsections, paragraphs and exhibits of this Agreement unless otherwise specified. The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, unless the context otherwise requires, each of its other grammatical forms shall have a corresponding meaning.

Section 35. Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control, including, without limitation, acts of God, terrorist acts, epidemics, pandemics, shortage of supply, breakdowns or malfunctions, interruptions or malfunctions of any utilities, communications, or computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war or civil unrest.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

IHEARTMEDIA, INC.

By	/s/ Richard Bressler
Name: Richard Bressler
Title: President, Chief Operating Officer and Chief Financial Officer

Attest:

By	/s/ Paul McNicol
Name: Paul McNicol
Title: Executive Vice President and General Counsel

COMPUTERSHARE TRUST COMPANY N.A., as Rights Agent

By	/s/ Cosmo Zagare
Name: Cosmo Zagare
Title: Vice President, Client Services

Attest:

By	/s/ Kathleen Whelply
Name: Kathleen Whelply
Title: Vice President, Client Services

[Signature Page to the Rights Agreement]

Exhibit A

FORM OF

CERTIFICATE OF DESIGNATION, PREFERENCES AND

RIGHTS OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

OF

IHEARTMEDIA, INC.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware;

We, Richard Bressler, President, Chief Operating Officer and Chief Financial Officer, and Paul McNicol, Executive Vice President and General Counsel, of iHeartMedia, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

That pursuant to the authority vested in the board of directors of the Corporation (the “Board”) in accordance with the provisions of the Fifth Amended and Restated Certificate of Incorporation of the Corporation (as may be amended from time to time, the “Certificate of Incorporation”), the Board on May 5, 2020, duly adopted the following resolution creating a series of shares of Preferred Stock, par value $0.001 per share, of the Corporation (the “Preferred Stock”) designated as Series A Junior Participating Preferred Stock:

RESOLVED, that pursuant to the authority granted to and vested in the Board of the Corporation in accordance with the provisions of the Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and number of shares and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

Section 1. Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” and the number of shares constituting such series shall be 13,000,000. Such number of shares may be increased or decreased by resolution of the Board; provided, however, that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the exercise of any options, rights or warrants issuable upon conversion of any outstanding securities issued by the Corporation convertible into the Series A Junior Participating Preferred Stock.

Section 2. Dividends and Distributions.

(A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock, in preference to the holders of Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), the Class B Common Stock, par value $0.001 per share (the “Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”) and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of February, May, August and November in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) one dollar ($1.00) or (b) subject to the provision for adjustment hereinafter set forth, one hundred (100) times the aggregate per share amount of all cash dividends, and one hundred (100) times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Class A Common Stock or a subdivision of the outstanding shares of Class A Common Stock (by reclassification or otherwise), declared on the Class A Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after May 5, 2020 (the “Rights Dividend Declaration Date”) (i) declare and pay any dividend on Class A Common Stock payable in shares of Class A Common Stock, (ii) subdivide the outstanding Class A Common Stock, or (iii) combine or consolidate the outstanding Class A Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the total number of shares of Class A Common Stock outstanding immediately prior to the occurrence of such event and the denominator of which shall be the total number of shares of Class A Common Stock outstanding immediately following the occurrence of such event.

(B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) of this Section 2 immediately after it declares a dividend or distribution on the Class A Common Stock (other than a dividend payable in shares of Class A Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Class A Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of one dollar ($1.00) per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date (the actual payment, however, may be deferred if prohibited under any debt instruments).

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than thirty (30) days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

(A) Except as otherwise provided herein, in the Certificate of Incorporation or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Class A Common Stock, and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation. Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to one hundred (100) votes on all matters submitted to a vote of the stockholders of the Corporation, subject to adjustment as hereinafter provided.

(B) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Class A Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions.

(A) Whenever dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock; provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

(iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board, subject to any conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation or as otherwise required by law.

Section 6. Liquidation, Dissolution or Winding Up.

(A) (i) Upon any liquidation, dissolution or winding up of the Corporation, voluntary or otherwise, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received an amount per share (the “Series A Liquidation Preference”) equal to the greater of (i) one dollar ($1.00) plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment or (ii) the Adjustment Number times the per share amount of all cash and other property to be distributed in respect of the Common Stock upon such liquidation, dissolution or winding up of the Corporation. The “Adjustment Number” shall initially be one hundred (100). In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare and pay any dividend on Class A Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Class A Common Stock or (iii) combine the outstanding Class A Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Class A Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class A Common Stock that were outstanding immediately prior to such event.

(A) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other classes and series of stock of the Corporation, if any, that rank on a parity with the Series A Junior Participating Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series A Junior Participating Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences.

(B) Neither the merger or consolidation of the Corporation into or with another entity nor the merger or consolidation of any other entity into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the outstanding shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to the Adjustment Number times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Class A Common Stock is changed or exchanged.

Section 8. No Redemption. The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

Section 9. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock as to such matters.

Section 10. Amendment. At any time when any shares of Series A Junior Participating Preferred Stock are outstanding, neither the Certificate of Incorporation nor this Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock shall be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

Section 11. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

[Signature Page Follows]

IN WITNESS WHEREOF, we have executed and subscribed this Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock and do affirm the foregoing as true under the penalties of perjury this 6th day of May, 2020.

Name:	Richard Bressler
Title:	President, Chief Operating Officer and Chief Financial Officer

Attest:

Name:	Paul McNicol
Title:	Executive Vice President and General Counsel

Exhibit B

FORM OF

CERTIFICATE OF DESIGNATION, PREFERENCES AND

RIGHTS OF SERIES B JUNIOR PARTICIPATING PREFERRED STOCK

OF

IHEARTMEDIA, INC.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware;

We, Richard Bressler, President, Chief Operating Officer and Chief Financial Officer, and Paul McNicol, Executive Vice President and General Counsel, of iHeartMedia, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

That pursuant to the authority vested in the board of directors of the Corporation (the “Board”) in accordance with the provisions of the Fifth Amended and Restated Certificate of Incorporation of the Corporation (as may be amended from time to time, the “Certificate of Incorporation”), the Board on May 5, 2020, duly adopted the following resolution creating a series of shares of Preferred Stock, par value $0.001 per share, of the Corporation (the “Preferred Stock”) designated as Series B Junior Participating Preferred Stock:

RESOLVED, that pursuant to the authority granted to and vested in the Board of the Corporation in accordance with the provisions of the Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and number of shares and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

Section 1. Designation and Amount. The shares of such series shall be designated as “Series B Junior Participating Preferred Stock” and the number of shares constituting such series shall be 2,000,000. Such number of shares may be increased or decreased by resolution of the Board; provided, however, that no decrease shall reduce the number of shares of Series B Junior Participating Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the exercise of any options, rights or warrants issuable upon conversion of any outstanding securities issued by the Corporation convertible into the Series B Junior Participating Preferred Stock.

Section 2. Dividends and Distributions.

(A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series B Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series B Junior Participating Preferred Stock, in preference to the holders of Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), the Class B Common Stock, par value $0.001 per share (the “Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”) and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of February, May, August and November in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) one dollar ($1.00) or (b) subject to the provision for adjustment hereinafter set forth, one hundred (100) times the aggregate per share amount of all cash dividends, and one hundred (100) times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Class B Common Stock or a subdivision of the outstanding shares of Class B Common Stock (by reclassification or otherwise), declared on the Class B Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Junior Participating Preferred Stock. In the event the Corporation shall at any time after May 5, 2020 (the “Rights Dividend Declaration Date”) (i) declare and pay any dividend on Class B Common Stock payable in shares of Class B Common Stock, (ii) subdivide the outstanding Class B Common Stock, or (iii) combine or consolidate the outstanding Class B Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series B Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the total number of shares of Class B Common Stock outstanding immediately prior to the occurrence of such event and the denominator of which shall be the total number of shares of Class B Common Stock outstanding immediately following the occurrence of such event.

(B) The Corporation shall declare a dividend or distribution on the Series B Junior Participating Preferred Stock as provided in paragraph (A) of this Section 2 immediately after it declares a dividend or distribution on the Class B Common Stock (other than a dividend payable in shares of Class B Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Class B Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of one dollar ($1.00) per share on the Series B Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date (the actual payment, however, may be deferred if prohibited under any debt instruments).

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series B Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of shares of Series B Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than thirty (30) days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series B Junior Participating Preferred Stock shall have the following voting rights:

(A) The holders of Series B Junior Participating Preferred Stock shall not be entitled to vote on any matters other than those matters on which the holders of Class B Common Stock are entitled to vote, as provided in the Corporation’s Certificate of Incorporation. Subject to the provision for adjustment hereinafter set forth, each share of Series B Junior Participating Preferred Stock shall entitle the holder thereof to one hundred (100) votes on the matters submitted to a vote of the holders of the Class B Common Stock of the Corporation, subject to adjustment as hereinafter provided.

(B) Except as otherwise provided herein, in the Certificate of Incorporation or by law, the holders of shares of Series B Junior Participating Preferred Stock and the holders of shares of Class B Common Stock shall vote together as one class on all matters submitted to a vote of the holders of Class B Common Stock of the Corporation.

(C) Except as set forth herein, holders of Series B Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Class B Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series B Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Junior Participating Preferred Stock;

(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Junior Participating Preferred Stock, except dividends paid ratably on the Series B Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Junior Participating Preferred Stock; provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B Junior Participating Preferred Stock; or

(iv) purchase or otherwise acquire for consideration any shares of Series B Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series B Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series B Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board, subject to any conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation or as otherwise required by law.

Section 6. Liquidation, Dissolution or Winding Up.

(B) (i) Upon any liquidation, dissolution or winding up of the Corporation, voluntary or otherwise, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series B Junior Participating Preferred Stock shall have received an amount per share (the “Series B Liquidation Preference”) equal to the greater of (i) one dollar ($1.00) plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment or (ii) the Adjustment Number times the per share amount of all cash and other property to be distributed in respect of the Common Stock upon such liquidation, dissolution or winding up of the Corporation. The “Adjustment Number” shall initially be one hundred (100). In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare and pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(A) In the event, however, that there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preferences of all other classes and series of stock of the Corporation, if any, that rank on a parity with the Series B Junior Participating Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series B Junior Participating Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences.

(B) Neither the merger or consolidation of the Corporation into or with another entity nor the merger or consolidation of any other entity into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the outstanding shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series B Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to the Adjustment Number times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

Section 8. No Redemption. The shares of Series B Junior Participating Preferred Stock shall not be redeemable.

Section 9. Conversion. Subject to applicable law and the provisions of Article X of the Certificate of Incorporation, each holder of Series B Junior Participating Preferred Stock shall be entitled to convert, upon written request by such holder to the Corporation (together with such additional information as the Corporation may reasonably request in order to make the determinations contemplated by Article X of the Certificate of Incorporation), each one one-hundredth (1/100) of a share of Series B Junior Participating Preferred Stock held by such holder into one one-hundredth (1/100) of a share of the series of shares of Preferred Stock of the Corporation designated as the Series A Junior Participating Preferred Stock. The Corporation shall at all times ensure that there is a sufficient number of authorized shares of Series A Junior Participating Preferred Stock available for issuance upon conversion of all shares of Series B Junior Participating Preferred Stock.

Section 10. Ranking. The Series B Junior Participating Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock as to such matters.

Section 11. Amendment. At any time when any shares of Series B Junior Participating Preferred Stock are outstanding, neither the Certificate of Incorporation nor this Certificate of Designation, Preferences and Rights of Series B Junior Participating Preferred Stock shall be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series B Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series B Junior Participating Preferred Stock, voting separately as a class.

Section 12. Fractional Shares. Series B Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Junior Participating Preferred Stock.

[Signature Page Follows]

IN WITNESS WHEREOF, we have executed and subscribed this Certificate of Designation, Preferences and Rights of Series B Junior Participating Preferred Stock and do affirm the foregoing as true under the penalties of perjury this 6th day of May, 2020.

Name: Richard Bressler
Title: President, Chief Operating Officer and Chief Financial Officer

Attest:

Name: Paul McNicol
Title: Executive Vice President and General Counsel

Exhibit C

[Form of Rights Certificate]

Certificate No. R-	Rights

NOT EXERCISABLE AFTER 5:00 PM (NEW YORK CITY TIME) ON MAY 5, 2021 OR SUCH EARLIER DATE AS THE RIGHTS ARE REDEEMED, EXCHANGED OR TERMINATED. THE RIGHTS ARE SUBJECT TO REDEMPTION AT THE OPTION OF THE COMPANY, AT $0.001 PER RIGHT, AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.]1

Rights Certificate

IHEARTMEDIA, INC.

[1]	The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

Class [A]/[B] Rights Certificate

This certifies that ______________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of May 6, 2020 (the “Rights Agreement”), between iHeartMedia, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company (or any successor rights agent) (the “Rights Agent”), to purchase from the Company at any time prior to 5:00 p.m. (New York City time) on May 5, 2021 or until the Rights are earlier redeemed, exchanged or terminated, at the office or agency of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-hundredths (1/100) of a fully paid, non-assessable share (a “Unit”) of Series [A]/[B] Junior Participating Preferred Stock, $0.001 par value per share, of the Company (the “Preferred Stock”), at a purchase price of fifty dollars ($50) per Unit of Preferred Stock (the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related certificate properly completed and duly executed, accompanied by such documentation as the Rights Agent may reasonably request. The number of Rights evidenced by this Rights Certificate (and the number of Units of Preferred Stock which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of May 6, 2020, based on the Preferred Stock as constituted at such date. The Company reserves the right to require prior to the occurrence of a Triggering Event that a number of Rights be exercised so that only whole shares of Preferred Stock will be issued. Capitalized terms used in this Rights Certificate without definition shall have the meanings ascribed to them in the Rights Agreement.

From and after the Flip-In Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from such Acquiring Person (or such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or such Associate or Affiliate) or to any Person with whom such Acquiring Person (Associate or Affiliate) has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights or (B) a transfer which the Board has determined is part of a plan, arrangement or understanding (whether or not in writing) which has as a primary purpose or effect of the avoidance of Section 7(e) of the Rights Agreement, shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights from and after the occurrence of such Flip-In Event.

As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities, which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate, are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned office or agency of the Rights Agent. The Company will mail to the holder of this Rights Certificate a copy of the Rights Agreement without charge after receipt of a written request therefor.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the office or agency of the Rights Agent designated for such purpose, accompanied by such documentation as the Rights Agent may reasonably request, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Units of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Class [A]/[B] Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Rights Certificate may be redeemed by the Board at its option at a redemption price of $0.001 per Right at any time prior to the earlier of the close of business on (i) the tenth (10th) Business Day following the Stock Acquisition Date, and (ii) the Final Expiration Date. In addition, under certain circumstances following the Stock Acquisition Date, the Rights may be exchanged, in whole or in part, for shares of the Class [A]/[B] Common Stock or shares of Preferred Stock having essentially the same value or economic rights as such shares. Immediately upon the action of the Board authorizing any such redemption or exchange, and without any further action or any notice, the Rights (other than Rights which are not subject to such exchange) will terminate and the Rights will only enable holders to receive the redemption price or the shares issuable upon such exchange, as applicable.

No fractional shares of Preferred Stock or Common Stock will be issued upon the exercise or exchange of any Right or Rights evidenced hereby (other than fractions of Preferred Stock which are integral multiples of one one-hundredth (1/100) of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement. The Company, at its election, may require that a number of Rights be exercised so that only whole shares of Preferred Stock would be issued.

No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise or exchange hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give consent to or withhold consent from any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised or exchanged as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

[Signature Page Follows]

WITNESS the facsimile or electronic signature of the proper officers of the Company and its corporate seal.

Dated as of _________ __, ______

ATTEST:	IHEARTMEDIA, INC.

By:
Name: Richard Bressler
Title: President, Chief Operating Officer and Chief Financial Officer

Countersigned:

COMPUTERSHARE TRUST COMPANY, N.A., as Rights Agent

By:
Authorized Signatory

[Form of Reverse Side of Rights Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED ________________________________________________________________________ hereby sells, assigns and transfers unto ________________________________________________________________________________

(Please print name and address of transferee)

____________________________________________________________________________________________________________ this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________________ as attorney in fact, to transfer the within Rights Certificate on the books of the within named Company, with full power of substitution.

Dated: __________________, ____

Signature

Signature Guaranteed:

Signatures must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program.

..............................................................................................................

                                         (To be completed)

The undersigned hereby certifies that the Class [A]/[B] Rights evidenced by this Rights Certificate are not beneficially owned by, were not acquired by the undersigned from, and are not being assigned to an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise Rights represented by the Rights Certificate.)

To: IHEARTMEDIA, INC.:

The undersigned hereby irrevocably elects to exercise __________ Class [A]/[B] Rights represented by this Rights Certificate to purchase the shares of Series [A]/[B] Preferred Stock (or other securities or property) issuable upon the exercise of such Rights and requests that certificates for such shares of Preferred Stock (or such other securities) be issued in the name of and delivered to:

Please insert social security or other identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number

(Please print name and address)

Dated: __________________, ___

Signature

(Signature must conform to holder specified on Rights Certificate)

Signature Guaranteed:

Signature must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program.

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Rights Certificate [     ] are [     ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and

(2) after due inquiry and to the best knowledge of the undersigned, the undersigned [    ] did [    ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: _______________, _____	Signature

Signature Guaranteed:

Signature must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program.

NOTICE

The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, such assignment or election to purchase will not be honored.

Exhibit D

[Form of Rights Certificate]

Certificate No. R-	________ Rights

NOT EXERCISABLE AFTER 5:00 PM (NEW YORK CITY TIME) ON MAY 5, 2021 OR SUCH EARLIER DATE AS THE RIGHTS ARE REDEEMED, EXCHANGED OR TERMINATED. THE RIGHTS ARE SUBJECT TO REDEMPTION AT THE OPTION OF THE COMPANY, AT $0.001 PER RIGHT, AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.]1

Rights Certificate

IHEARTMEDIA, INC.

[1]	The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

Warrant Rights Certificate

This certifies that ______________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of May 6, 2020 (the “Rights Agreement”), between iHeartMedia, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company (or any successor rights agent) (the “Rights Agent”), to purchase from the Company at any time prior to 5:00 p.m. (New York City time) on May 5, 2021 or until the Rights are earlier redeemed, exchanged or terminated, at the office or agency of the Rights Agent designated for such purpose, or its successors as Rights Agent, one warrant issued pursuant to the Joint Plan of Reorganization of the Company and certain of its affiliates, as confirmed on January 22, 2019, by order of the United States Bankruptcy Court for the Southern District of Texas, Houston Division (a “Warrant”), entitling the holder thereof to purchase Class A Common Stock, par value $0.001 per share, of the Company or Class B Common Stock, par value $0.001 per share, of the Company, upon the terms and subject to the conditions set forth in the Warrant Agreement, dated May 1, 2019, by and among the Company, Computershare, Inc. and Computershare Trust Company, N.A., at a purchase price of fifty dollars ($50) per Warrant (the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related certificate properly completed and duly executed, accompanied by such documentation as the Rights Agent may reasonably request. The number of Rights evidenced by this Rights Certificate (and the number of Warrants which may be purchased upon exercise thereof) set forth above, and the Purchase Price per Warrant set forth above, are the number and Purchase Price as of May 6, 2020, based on the Warrant Rights as constituted at such date. The Company reserves the right to require prior to the occurrence of a Triggering Event that a number of Rights be exercised so that only whole Warrants will be issued. Capitalized terms used in this Rights Certificate without definition shall have the meanings ascribed to them in the Rights Agreement.

From and after the Flip-In Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from such Acquiring Person (or such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or such Associate or Affiliate) or to any Person with whom such Acquiring Person (Associate or Affiliate) has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights or (B) a transfer which the Board has determined is part of a plan, arrangement or understanding (whether or not in writing) which has as a primary purpose or effect of the avoidance of Section 7(e) of the Rights Agreement, shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights from and after the occurrence of such Flip-In Event.

As provided in the Rights Agreement, the Purchase Price and the number and kind of Warrants, which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate, are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned office or agency of the Rights Agent. The Company will mail to the holder of this Rights Certificate a copy of the Rights Agreement without charge after receipt of a written request therefor.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the office or agency of the Rights Agent designated for such purpose, accompanied by such documentation as the Rights Agent may reasonably request, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Warrants as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Warrant Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Rights Certificate may be redeemed by the Board at its option at a redemption price of $0.001 per Right at any time prior to the earlier of the close of business on (i) the tenth (10th) Business Day following the Stock Acquisition Date, and (ii) the Final Expiration Date. In addition, under certain circumstances following the Stock Acquisition Date, the Rights may be exchanged, in whole or in part, for Warrants. Immediately upon the action of the Board authorizing any such redemption or exchange, and without any further action or any notice, the Rights (other than Rights which are not subject to such exchange) will terminate and the Rights will only enable holders to receive the redemption price or the Warrants issuable upon such exchange, as applicable.

No fractional Warrants will be issued upon the exercise or exchange of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement. The Company, at its election, may require that a number of Rights be exercised so that only whole Warrants would be issued.

No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Warrants or of any other securities of the Company which may at any time be issuable on the exercise or exchange hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give consent to or withhold consent from any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

[Signature Page Follows]

WITNESS the facsimile or electronic signature of the proper officers of the Company and its corporate seal.

Dated as of _________ __, ______

ATTEST:	IHEARTMEDIA, INC.

By:
Name: Richard Bressler
Title: President, Chief Operating Officer and Chief Financial Officer

Countersigned:

COMPUTERSHARE TRUST COMPANY, N.A., as Rights Agent

By:
Authorized Signatory

[Form of Reverse Side of Rights Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED ______________________________________________________________________ hereby sells, assigns and transfers unto _________________________________________________________________________________ __________________________________________________________________________________________________________

(Please print name and address of transferee)

________________________________________________________________________________________________________________ this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________ as attorney in fact, to transfer the within Rights Certificate on the books of the within named Company, with full power of substitution.

Dated: __________________, ____

Signature

Signature Guaranteed:

Signatures must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program.

..............................................................................................................

(To be completed)

The undersigned hereby certifies that the Warrant Rights evidenced by this Rights Certificate are not beneficially owned by, were not acquired by the undersigned from, and are not being assigned to an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise Rights represented by the Rights Certificate.)

To: IHEARTMEDIA, INC.:

The undersigned hereby irrevocably elects to exercise __________ Warrant Rights represented by this Rights Certificate to purchase the Warrants (or other securities or property) issuable upon the exercise of such Rights and requests that certificates for such Warrants be issued in the name of and delivered to:

Please insert social security or other identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number

(Please print name and address)

Dated: __________________, ___

Signature

(Signature must conform to holder specified on Rights Certificate)

Signature Guaranteed:

Signature must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program.

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Rights Certificate [    ] are [    ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and

(2) after due inquiry and to the best knowledge of the undersigned, the undersigned [    ] did [    ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: _____________, ______
Signature

Signature Guaranteed:

Signature must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program.

NOTICE

The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, such assignment or election to purchase will not be honored.

Exhibit E

FORM OF

SUMMARY OF RIGHTS TO PURCHASE

PREFERRED STOCK AND WARRANTS OF

IHEARTMEDIA, INC.

On May 5, 2020, the board of directors (the “Board”) of iHeartMedia, Inc. (the “Company”) declared a dividend distribution of (i) one Class A preferred share purchase right (a “Class A Right”) for each outstanding share of Class A Common Stock, par value $0.001 per share, of the Company (the “Class A Common Stock”), (ii) one Class B preferred share purchase right (a “Class B Right”) for each outstanding share of Class B Common Stock, par value $0.001 per share, of the Company (the “Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”), and (iii) one Warrant purchase right (a “Warrant Right,” and together with the Class A Rights and Class B Rights, the “Rights”) for each outstanding warrant issued pursuant to the Joint Plan of Reorganization of the Company and certain of its affiliates, as confirmed on January 22, 2019, by order of the United States Bankruptcy Court for the Southern District of Texas, Houston Division, entitling the holders thereof to purchase shares of Class A Common Stock or Class B Common Stock upon the terms and subject to the conditions set forth in the Warrant Agreement, dated May 1, 2019, by and among the Company, Computershare, Inc. and Computershare Trust Company, N.A. (the “Warrants”), to stockholders and Warrant holders of record at the close of business on May 18, 2020 (the “Record Date”). Each Class A Right entitles the registered holder to purchase from the Company a unit of one one-hundredth (1/100) of a share (a “Unit”) of Series A Junior Participating Preferred Stock, par value $0.001 per share, of the Company (the “Series A Preferred Stock”) at a purchase price of fifty dollars ($50) per Unit, subject to adjustment (the “Series A Purchase Price”), each Class B Right entitles the registered holder to purchase from the Company a unit of Series B Junior Participating Preferred Stock, par value $0.001 per share, of the Company (the “Series B Preferred Stock,” and together with the Series A Preferred Stock, the “Preferred Stock”) at a purchase price of fifty dollars ($50) per Unit, subject to adjustment (the “Series B Purchase Price”) and each Warrant Right entitles the registered holder to purchase from the Company one Warrant at a purchase price of fifty dollars ($50) per Warrant, subject to adjustment (the “Warrant Purchase Price”). The description and terms of the Rights are set forth in a Rights Agreement, dated as of May 6, 2020 (as the same may be amended from time to time, the “Rights Agreement”), between the Company and Computershare Trust Company, N.A., as Rights Agent.

Rights Certificates; Exercise Period.

Initially, the Rights will be attached to all Common Stock certificates and Warrant certificates representing shares of Common Stock and Warrants, respectively, then outstanding, and no separate rights certificates (“Rights Certificates”) will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and Warrants and a distribution date (“Distribution Date”) will occur upon the earlier of (i) ten (10) business days following a public announcement or the Board of the Company becoming aware that a person or group of affiliated or associated persons (other than the Company, a subsidiary of the Company or an employee benefit plan of the Company or any of its subsidiaries) (with certain exceptions, an “Acquiring Person”) has acquired beneficial ownership of ten percent (10%), in the case of a Person who is not a 13G Institutional Investor, or twenty percent (20%), in the case of a 13G Institutional Investor, or more of the outstanding shares of Class A Common Stock (the “Stock Acquisition Date”) (as such time period may be extended pursuant to the Rights Agreement), including beneficial ownership of any shares of Class B Common Stock or any outstanding Warrants (provided that Class B Common Stock, outstanding Warrants and similar conversion or purchase rights will only be included in determining the shares beneficially owned by a potential Acquiring Person and will not be included in determining the number shares owned by any Person other than the potential Acquiring Person), other than as a result of (a) existing holdings, (b) repurchases of stock by the Company or (c) certain inadvertent actions by institutional or certain other stockholders, and (ii) ten (10) business days (or such later date as may be determined by action of the Board of the Company prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of or announcement of an intention to make a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. Until the Distribution Date (or earlier expiration of the Rights), (i) the Rights will be evidenced by the Class A Common Stock certificates, Class B Common Stock certificates or Warrant certificates, as applicable (or, for book entry shares, by notations in the respective accounts for the Class A Common Stock, Class B Common Stock or Warrants), and will be transferred with and only with such Class A Common Stock, Class B Common Stock or Warrants, respectively, (ii) new Common Stock certificates and Warrant certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference (for book entry shares or book entry Warrants the account statement will contain a notation advising the holders of the Rights Agreement) and (iii) the surrender for transfer of any certificates for shares of Common Stock or Warrants outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights, (or book entry shares in respect of such Common Stock or Warrants) will also constitute the transfer of the Rights associated with such Common Stock or Warrants represented by such certificates (or book entry shares or Warrants). Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock or Warrants will be issued.

The Rights are not exercisable until the Distribution Date and will expire at 5:00 PM (New York City time) on May 5, 2021 (the “Final Expiration Date”), unless such date is extended or the Rights are earlier redeemed, exchanged or terminated.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock and Warrants as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of the Company, only shares of Common Stock or Warrants issued prior to the Distribution Date will be issued with the Rights.

Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Series A Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of (a) one dollar ($1.00) per share and (b) an amount equal to one hundred (100) times the dividend declared per share of

Class A Common Stock, subject to adjustment. Each share of Series B Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of (a) one dollar ($1.00) per share and (b) an amount equal to one hundred (100) times the dividend declared per share of Class B Common Stock, subject to adjustment. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to a minimum preferential payment of the greater of (a) one dollar ($1.00) per share (plus any accrued but unpaid dividends), and (b) an amount equal to one hundred (100) times the payment made per share of Common Stock, subject to adjustment. Each share of Series A Preferred Stock will have one hundred (100) votes, voting together with the Class A Common Stock and each share of Series B Preferred Stock will have one hundred (100) votes (in each case subject to adjustment), voting together with the Class B Common Stock only on matters on which the Class B Common Stock is entitled to vote, as specified in the Company’s Fifth Amended and Restated Certificate of Incorporation. Finally, in the event of any merger, consolidation or other transaction in which outstanding shares of Common Stock are converted or exchanged, each share of Series A Preferred Stock and each share of Series B Preferred Stock will be entitled to receive one hundred (100) times the amount received per share of Class A Common Stock and Class B Common Stock, respectively, subject to adjustment. These rights are protected by customary anti-dilution provisions.

Because of the nature of the Preferred Stock’s dividend, liquidation and voting rights, the value of a Unit of Series A Preferred Stock purchasable upon exercise of each Class A Right should approximate the value of one share of Class A Common Stock and the value of a Unit of Series B Preferred Stock purchasable upon exercise of each Class B Right should approximate the value of one share of Class B Common Stock.

Flip-In Trigger.

In the event that any person or group of affiliated or associated persons becomes an Acquiring Person (unless the event causing such person or group to become an Acquiring Person is a transaction described under “Flip-Over Trigger,” below), (i) each holder of a Class A Right will thereafter have the right to receive, upon the exercise of a Class A Right that number of shares of Class A Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a market value equal to two (2) times the exercise price of the Class A Right, (ii) each holder of a Class B Right will thereafter have the right to receive, upon the exercise of a Class B Right that number of shares of Class B Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a market value equal to two (2) times the exercise price of the Class B Right and (iii) each holder of a Warrant Right will thereafter have the right to receive, upon the exercise of a Warrant Right that number of Warrants (or, in certain circumstances, cash, property or other securities of the Company) having a market value equal to two (2) times the exercise price of the Warrant Right. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of the event set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

For example, at an exercise price of fifty dollars ($50) per Right, each Class A Right, Class B Right or Warrant not owned by an Acquiring Person (or by certain related parties thereof) following an event set forth in the preceding paragraph would entitle its holder to purchase one hundred dollars ($100) worth of Class A Common Stock, Class B Common Stock or Warrants (or other consideration, as noted above), as applicable, for fifty dollars ($50). Assuming that the Class A Common Stock, Class B Common Stock or Warrants had a per share or per Warrant value of approximately ten dollars ($10) at such time, the holder of each valid Class A Right, Class B Right and Warrant Right would be entitled to purchase ten (10) shares of Class A Common Stock, Class B Common Stock or Warrants, as applicable, for fifty dollars ($50).

Flip-Over Trigger.

In the event that, at any time following the Stock Acquisition Date, (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation, (ii) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation and the Common Stock of the Company is changed or exchanged, or (iii) fifty percent (50%) or more of the Company’s consolidated assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which have become null and void as set forth above) shall thereafter have the right to receive, upon the exercise of a Right that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction (or its parent) that at the time of such transaction has a market value of two (2) times the exercise price of the Right. Each of the events set forth in this paragraph and in the second preceding paragraph are referred to as a “Triggering Event.”

Exchange Feature.

At any time after any person or group becomes an Acquiring Person and prior to the earlier of one of the events described under “Flip-Over Trigger” above or the acquisition of beneficial ownership by such Acquiring Person of fifty percent (50%) or more of the then-outstanding shares of Class A Common Stock, the Board of the Company may exchange the Rights (other than Rights owned by such Acquiring Person which will have become null and void), in whole or in part, at an exchange ratio of (i) one share of Class A Common Stock or one Unit of a share of Series A Preferred Stock (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges), per Class A Right (subject to adjustment), (ii) one share of Class B Common Stock or one Unit of a share of Series B Preferred Stock (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges), per Class B Right (subject to adjustment) and (iii) one Warrant (or other right, option or warrant having equivalent rights, preferences and privileges) per Warrant Right (subject to adjustment).

Equitable Adjustments.

The Purchase Price payable, and the number of Units of Series A Preferred Stock, Units of Series B Preferred Stock, Warrants or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination, consolidation or reclassification of, the Preferred Stock or Warrants, (ii) if holders of the Preferred Stock or Warrants are granted certain rights or warrants to subscribe for Preferred Stock, Warrants or convertible securities at less than the then-current market price of the Preferred Stock or Warrants, or (iii) upon the distribution to holders of the Preferred Stock or Warrants of evidences of indebtedness, assets or cash (excluding regular quarterly cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights is subject to adjustment in the event of a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

With certain exceptions, no adjustment in the Series A Purchase Price, Series B Purchase Price or Warrant Purchase Price will be required until cumulative adjustments amount to at least one percent (1%) of the Series A Purchase Price, Series B Purchase Price or Warrant Purchase Price, as applicable. No fractional Units or Warrants will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock or Warrants on the last trading day prior to the date of exercise.

Redemption Rights.

At any time prior to the earlier of (i) ten (10) business days after the public announcement that an Acquiring Person becomes such and (ii) the Final Expiration Date, the Board of the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (as such amount may be adjusted pursuant to the Rights Agreement) (the “Redemption Price”) payable, at the option of the Company, in cash, shares of Common Stock (for the Class A Rights and Class B Rights) and Warrants (for the Warrant Rights) or such other form of consideration as the Board of the Company shall determine. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of the Company in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Amendment of Rights.

For so long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner. After the Rights are no longer redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner that does not adversely affect the interests of holders of the Rights.

Anti-Takeover Effects.

The Rights may have certain anti-takeover effects. The Rights may cause substantial dilution to any person or group that attempts to acquire the Company without the approval of its Board. As a result, the overall effect of the Rights may be to render more difficult or discourage a merger, tender offer or other business combination involving the Company that is not supported by its Board.

Miscellaneous.

Until a Right is exercised or exchanged, the holder thereof, as such, will have no separate rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends in respect of the Rights. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock or Warrants (or other consideration) of the Company or for common stock of the acquiring company or in the event of the redemption of the Rights as set forth above.

A copy of the Rights Agreement has been or will be filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A and/or a Current Report on Form 8-K. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

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